JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Post-Qualification Offering Circular Amendment No. 2

File No. 024-10732

As Filed with the Securities and Exchange Commission on June 12, 2019

OFFERING CIRCULAR

For

CF FUND II, LLC

a Pennsylvania Limited Liability Company

SECURITIES OFFERED	:	PROMISSORY NOTES
TOTAL AMOUNT OF
SECURITIES OFFERED	:	Maximum 400 Promissory Notes
MAXIMUM OFFERING AMOUNT	:	$20,000,000
MINIMUM OFFERING AMOUNT	:	$200,000
MINIMUM INVESTMENT AMOUNT	:	$50,000
CONTACT INFORMATION	:	Jeffrey A. Cella
		5000 W. Tilghman Street, Suite 249
		Allentown, PA 18104-9109
		(484) 712-7372

CF Fund II, LLC (the “LLC” or “Company”), is a Pennsylvania limited liability company. Through March 21, 2019, the Company’s ongoing offering (“Offering”) of promissory notes (“Promissory Notes” or “Notes”), by means of this offering circular (the “Offering Circular”), has raised approximately $3,076,306 pursuant to Tier One of Regulation A of the Securities Act of 1933, as amended, (“Reg A Tier 1”). The Company will continue to offer up to $16,923,694.00 in Notes, out of the Twelve (12) month maximum offering amount of Twenty Million Dollars ($20,000,000). The minimum investment amount is $50,000 (the “Minimum Investment Amount”). CFI, may, at its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. The Company is a wholly owned subsidiary of Conquest Funding, Inc., a Pennsylvania corporation (the “CFI” or “Parent Company”). CFI is the sole member of the Company, and shall manage the business operations of the Company, including this Offering.

The Notes will be subject to two (2) automatic renewals and extensions, unless selected otherwise by the Noteholder, as described below. (See “General Terms of the Notes and Offering” below.)

As further described in the Offering Circular, the Company has used, and expects to continue to use the Offering proceeds to: (i) primarily fund, make, acquire, and/or purchase loans (“Loans”) originated by CFI; and (ii) secondarily to fund, finance, acquire, purchase, develop, remodel, repair, rent and/or sell real property, including distressed properties, located across the United States (focusing on Pennsylvania, Maryland and New Jersey). The Loans will be secured by real property and/or personal property located across the United States (focusing on Pennsylvania, Maryland and New Jersey). The Company intends to invest most of the Offering proceeds (60% or more) in Loans and the remaining (0-40%) in properties.

This Offering will continue immediately upon post qualification of the Offering’s submission to the Securities and Exchange Commission (“SEC” or “Commission”) (the “Effective Date”) and will terminate at the discretion of CFI. The maximum amount of the Offering during any Twelve (12) month period shall not exceed Twenty Million Dollars ($20,000,000) in accordance with Reg A Tier 1. The Company intends to offer the Notes described herein on a continuous and ongoing basis pursuant to rule 251(d)(3)(i)(f). The Company may, at its sole and absolute discretion, increase the Maximum Offering Amount and number of Promissory Notes offered hereunder, subject to qualification by the SEC upon submission by the Company of a post-qualification amendment.

Prospective investors (“Investors”) who execute a subscription agreement (“Subscription Agreement”) will acquire Notes from the LLC and will become a holder of the Notes once the Investor’s investment is deposited into the LLC’s main operating account and subject to the terms and conditions in this Offering Circular and Subscription Agreement. As further explained below, all investments received prior to the Minimum Offering Amount, will be deposited into an interest-bearing escrow account until the Minimum Offering Amount has been raised. (See “Summary of the Offering” and “General Terms of the Notes and Offering” below).

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An investment in the Company is subject to a variety of restrictions as detailed in the Offering Circular. The Company, and its officers and directors, will receive a variety of compensation and income from the Company and are subject to several conflicts of interest, including (without limitation) the affiliate relationships of the Company and its officers and directors. (See “Risk Factors” p. 28, “Sources of Income to the Company” and “Conflicts of Interest” below.) Prospective Investors should understand and consider that material income tax risks exist associated with investing in the Notes. (See “Income Tax Considerations” below.)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL INVESTORS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS $20,000,000 IN A TWELVE-MONTH PERIOD, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER 1 SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE NOTES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

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PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE NOTES. THE PURCHASE OF NOTES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. (SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”)

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

THE COMPANY INTENDS TO OFFER THE NOTES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE. ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

CERTAIN TERMS OF THE OFFERING

	Price to Public	Underwriting discount and comissions[1]	Proceeds to Issuer	Proceeds to Other Persons[2]
Minimum Investment	$50,000	Not Applicable	$46,000	$4,000
Minimum Offering Amount	$200,000	Not Applicable	$0[5]	$0
Amount Outstanding as of June 12, 2019[3]	$3,076,306	Not Applicable	$3,076,306	Not Applicable.
Maximum Offering Amount[4]	$16,923,694.00	Not Applicable	$15,569,854	$1,353,840
1.	The Company will not use an underwriter for the sale of the Notes.
2.	Notes will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Notes will be paid to the Company or its directors, officers or employees. The Company may also sell Notes through the services of independent broker/dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive commissions of up to eight percent (8%) of the gross proceeds received for the sale of Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital.
3.	The total aggregate amount of Notes outstanding as of June 12, 2019 is $3,076,306. The total amount to be standing if all Notes are sold pursuant to the Offering will be $20,000,000. Further, all Notes that were sold as of June 12, 2019 were sold without a broker/dealer. Therefore, no commissions were paid to any broker/dealers and One Hundred Percent (100%) of the proceeds were deployed into investments by the Company.
4.	The Maximum Offering Amount is the amount authorized to be sold pursuant to this Offering. The Company will continue to offer up to $16,923,694.00 in Notes, out of the Twelve (12) month maximum offering amount of Twenty Million Dollars ($20,000,000). The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.
5.	No broker/dealers were used to raise the Minimum Offering Amount and One Hundred Percent (100%) of the proceeds from the Minimum Offering Amount were deployed into investments by the Company.

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

FOR RESIDENTS IN PENNSYLVANIA. IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE SECURITIES AND HAVE RECEIVED A WRITTEN NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207(M)(1) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, YOU MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF YOUR BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER YOU MAKE THE INITIAL PAYMENT FOR SECURITIES BEING OFFERED, TO WITHDRAW YOUR ACCEPTANCE AND RECEIVED FULL REFUND OF ALL MONIES PAID BY YOU. YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A WRITTEN NOTICE (INCLUDING A NOTICE BY FACSIMILE OR ELECTRONIC MAIL) TO THE ISSUER (OR PLACEMENT AGENT IF ONE IS LISTED ON THE FRONT PAGE OF THE OFFERING CIRCULAR) INDICATING YOUR INTENTION TO WITHDRAW.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

EXHIBITS

EXHIBIT A	ARTICLES OF ORGANIZATION
EXHIBIT B	OPERATING AGREEMENT
EXHIBIT C	SUBSCRIPTION AGREEMENT
EXHIBIT D	CONSENT OF SPIEGEL ACCOUNTANCY CORPORATION
EXHIBIT E	OPINION OF COUNSEL RE: LEGALITY
EXHIBIT F	FORM OF PROMISSORY NOTE
EXHIBIT G	ESCROW AGREEMENT

AUDITED FINANCIAL STATEMENTS

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Articles of Organization (the “Articles”) and Form of Promissory Note of the Company (copies of which are attached hereto as Exhibit A and Exhibit E), should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Promissory Note, the Promissory Note shall prevail, and no Investor should rely on any reference herein to the Articles, Promissory Note, or Operating Agreement without consulting the actual underlying documents.

The Company

CF Fund II, LLC is a Pennsylvania limited liability company. The Company is hereby offering by means of this Offering Circular debt securities memorialized by promissory notes (“Notes” or “Promissory Notes”) to qualified investors. (See Exhibit F.)

The Company is a wholly owned subsidiary of Conquest Funding, Inc., a Pennsylvania corporation. CFI will evaluate and negotiate with Investors in connection with this Offering. CFI will also manage the business operations of the Company, including its lending activities and investments in properties. (See “Description of the Business of CF Fund II, LLC” below.)

Conquest Funding, Inc. (the Parent Company).	Conquest Funding, Inc. has been in operations since November 25, 2009, and is the sole owner of the Company. Prior to managing the Company, CFI was a private lending company, lending primarily in Pennsylvania. Currently, CFI intends to manage the business operations of the Company, including this Offering. The Company intends to fund, make, acquire and/or purchase Loans originated by CFI. Meaning, CFI will conduct the underwriting and approval of all Loans. The Company intends to lend to third-party borrowers, as further discussed below. (See “Property Acquisition Standards and Policies”.) CFI will also select properties for the Company to invest in. (See “Management” below.)

Our Business

The Company expects to continue to primarily fund, make, acquire, and/or purchase Loans originated by CFI, and (ii) to secondarily fund, finance, acquire, purchase, develop, remodel and/or sell real property located across the United States, with a focus in Pennsylvania, Maryland and New Jersey. Meaning, CFI will continue to select which Loans the Company will invest in and conduct the underwriting and approval of all Loans. All Loans are secured by real property and/or personal property located across the United States with a primary focus in Pennsylvania, Maryland and New Jersey.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The Company will continue to make loans to third party borrowers under the lending guidelines established below. (See “Lending Standards and Guidelines” below.) The majority of the Company’s business will be focused in making and funding Loans. All Loans will be owned by the Company and all income from the Loans and investments in properties shall be distributed into the Company, less applicable fees to CFI. (See “Sources of Income to the Company” below.) CFI may, at its discretion, serve as the loan servicer for the Loans. (See “Lending Standards And Policies” below).

CFI will pay all expenses related to the operations of the Company other than interest expenses due to Noteholders. CFI may charge certain fees and expenses as it pertains to Loan servicing, underwriting the Loans, and origination. These fees will be paid by the borrowers on the Loans. (See “Lending Standards and Policies” below).

The Offering

In this Offering, the Company is offering Notes to Investors at terms set forth below. Generally, Investors will be entitled to interest payments for the term of the Note, and a balloon payment at maturity. The term of the Notes and the interest rates paid to Investors will vary depending on the amount and term of the Note (see “General Terms of the Notes” and “The Offering” below).

The Notes will be subject to two (2) automatic renewals and extensions at the Maturity Date of the Note, for another term equivalent to the original term of the Note, unless the Noteholder notifies the Company otherwise, as further described below. (See “General Terms of the Notes and Offering” below.) Notwithstanding the foregoing, Investors who wish to elect to avoid automatic renewal and withdraw their investment from the Note must notify the Company in writing, via certified mail, sixty (60) days prior to the Maturity Date. In addition, CFI will provide a courtesy notice to each Noteholder ninety (90) days prior to the Maturity Date of the Note in order to remind the Noteholder of the forthcoming Maturity Date and option to withdraw from automatic extension or renewal of the Note (as further described below). (See “General Terms of the Notes and Offering” below.) After receiving such courtesy notice the Noteholder must notify CFI in writing at least sixty (60) days prior to the Maturity Date of the election to withdraw from the automatic extension and renewal of the Note. If no notice to withdraw is provided to CFI, the Note will automatically extend and renew at the Maturity Date for another term equivalent to the original term of the Note, and the original terms of the Note will govern, including the interest rate. The number of times that a Note will be automatically renewed and extended shall be limited to two (2) times. (See “General Terms of the Notes and Offering” below.)

The LLC will continue to use the proceeds from the Notes to finance, fund, and/or make Loans secured by real property and/or personal property throughout the United States with a primary focus in Pennsylvania, Maryland and New Jersey. The LLC may also secondarily use proceeds from the Notes to acquire, develop, repair, remodel, rent and/or sell real property located throughout the United States with a focus in Pennsylvania, Maryland and New Jersey. The Company intends to invest most of the Offering proceeds (60% or more) in Loans and the remaining (0-40%) in properties.

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Suitability Standards	Notes are offered exclusively to certain individuals, Keogh plans, individual retirement accounts and other Investors who meet certain minimum standards of income and/or net worth. (See “Investor Suitability” below.) Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including such Investor’s ability to meet certain financial suitability requirements.

Offering of Debt	Subject to certain restrictions set forth under Regulation A, the Maximum Offering Amount per twelve (12) month period shall be Twenty Million Dollars ($20,000,000). (See “The General Terms of the Notes and Offering” below.)

Selling Commissions	Notes will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Notes will be paid to the Company or its directors, officers or employees. The Company may also sell Notes through the services of independent broker/dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive commissions of up to eight percent (8%) of the gross proceeds received for the sale of Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital.

Minimum Offering Amount	The Company reached the minimum offering amount of Two Hundred Thousand Dollars ($200,000) (the “Minimum Offering Amount.”) on May 2, 2018.

Escrow Account

All Investor capital contributions received prior to the Minimum Offering Amount were deposited with Happy State Bank, d/b/a GoldStar Trust Company, a Texas banking association (the “Escrow Agent”) in an interest-bearing escrow account (the “Escrow Account”) until the Minimum Offering Amount was raised. The funds held in escrow were disbursed to the bank account of the Company and in accordance to the Escrow Agreement. (See Exhibit G – Escrow Agreement).

The Escrow Agent was appointed to act as escrow agent only for the limited purposes set forth in the Escrow Agreement and until the Minimum Offering Amount was raised (see Exhibit G – Escrow Agreement); the Escrow Agent did not investigate the desirability or advisability of investment in the Notes nor approved, endorsed or passed upon the merits of purchasing the Notes.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The Escrow Agent is appointed to act as escrow agent only for the limited purposes set forth in the Escrow Agreement and until the Minimum Offering Amount has been raised (see Exhibit G – Escrow Agreement); the Escrow Agent has not investigated the desirability or advisability of investment in the Notes nor approved, endorsed or passed upon the merits of purchasing the Notes.

Prior Experience	The officers and directors of the Company have extensive prior experience in the real estate and mortgage industry. (See “Key Personnel” below.)

Prepayment of Note	The Company may prepay all or a portion of any Note before the Maturity Date of the Note in the Company’s sole and absolute discretion. The Company will not incur any penalties for prepaying any Note at any time.

Debt Obligations	The Notes represent debt obligations of the Company, and as such, would entail risks and benefits for the Investors that are customary for creditors, including (without limitation) risk of default and/or non-payment by the borrower (the Company). (See Exhibit F, Form of Promissory Note.)

No Liquidity	There is no public market for the Notes, and none is expected to develop in the future. Additionally, there are substantial restrictions on any transferability of Notes. (See “Investment Risks – There is Limited Transferability of Notes and No Public Market for the Notes.” below.) Investors should not make a loan to the Company unless the Investor is able wait until the applicable Maturity Date for a return of the Investor’s money.

Loan Loss Reserve	CFI intends to retain some portion of the profit in the Company to create a loss reserve (the “Loan Loss Reserve”) to sustain the Company in the event it suffers a loss due to one or more Loan defaults and it was unable to fully recover all the principal of the Loan. The exact amount will be determined by CFI from time to time based on the profitability of the Company and on a case by case basis (meaning Loan by Loan). Since the Company’s Loans are collateral based loans and not credit based, ultimately the collateral serves as ultimate security for the Loan and should a borrower begin to show signs of inability to repay the Loan, the collateral provided for said loan will be evaluated for value and ultimate impairment in order to determine the need of a Loan Loss Reserve. The excess profits of the Company will flow to the Parent Company. This is not a true expense as it is not actually paid out, but will be considered a bookkeeping entry to retain part of the profits increasing the equity of the fund.

Leverage

The Company may borrow funds from financiers, other lenders, or banks for the purpose of funding the Company’s investments in Loans and properties. In order to obtain such additional capital, the Company may assign part or its entire asset portfolio to the lender or investor. Such a transaction involves certain elements of risk and also entails possible adverse tax consequence as detailed later in this Offering Circular. (See “Risk Factors – Business Risks, Risks of leveraging the Company’s asset portfolio include assigning a portion of or the entire Company’s asset portfolio as security for obtaining additional capital.”, “Income Tax Considerations”, and “ERISA Considerations” below.)

In addition, any debt incurred by the Company will be senior in payment to Noteholders. (See “Lending Standards and Policies”, “Property Acquisition Guidelines and Policies”, “Risk Factors – Business Risks, Risks of leveraging the Company’s asset portfolio include assigning a portion of or the entire Company’s asset portfolio as security for obtaining additional capital.”, “Income Tax Considerations”, and “ERISA Considerations” below.)

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FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipated”, “projected”, “forecasted”, “estimated”, “prospective”, “believes”, “expects”, “plans”, “future”, “intends”, “should”, “can”, “could”, “might”, “potential”, “continue”, “may”, “will”, and similar expressions to identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

PLAN OF DISTRIBUTION

The Offering and sale of the Notes will continue to be made to Investors through general solicitation, direct solicitation, and marketing efforts. The Company will not utilize an underwriter for the sale of the Notes. The Company may also sell the Notes through the services of an independent broker – dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). FINRA member broker-dealers may be entitled to commissions of up to eight percent (8%) received for the sale of the Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital. The Notes will be offered on an on-going basis, to fund the demand of Loans and/or opportunities to purchase real property. The Company may, at its sole and absolute discretion increase the Maximum Offering Amount, subject to SEC qualification of a post-qualification amendment to the Company’s Form 1-A application.

USE OF PROCEEDS

The Company has, and expects to continue to use the Offering proceeds to primarily: (i) fund, make, acquire and/or purchase Loans; and/or (ii) fund, finance, acquire, purchase, develop, repair, remodel, rent and/or sell real property. The Company intends to use all of the Offering proceeds, subject to footnote 2 below, to fund the Loans and/or properties, as further described below. The Company will not use the proceeds of the Offering of the Notes for any other purpose other than to fund Loans and acquisitions of properties, except as stated in Footnote 2 in the Use of Proceeds table below. See "Lending Standards and Policies" for a more detailed discussion of the types of loans the Company will make, acquire, and/or purchase and “Property Acquisition Guidelines and Policies” the types of properties it may acquire.

The proceeds from this Offering will not be used to compensate or otherwise make payments to officers, directors or shareholders of the Company. All income earned by the Company and its Parent Company will be sourced from business conducted per the Operational Plan set forth below.

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	Proceeds to be Raised [1]	Sales Commissions[2]	Deployable Proceeds[4]	Estimated Expenses[3]
Minimum Offering Amount	$200,000	$0[6]	$200,000	N/A
Midpoint Offering Amount	$10,000,000	$800,000	$9,200,000	N/A
Maximum Offering Amount	$16,923,694	$1,353,840	$15,569,854	N/A
Percentage of Net Proceeds	100%	8%	92%	N/A
Amount Outstanding as of June 12, 2019[5]	$3,076,306	Not Applicable	100%	N/A
1.	The Company intends to invest most of the Offering proceeds (60% or more) in Loans and the remaining (0-40%) in properties. Notwithstanding the foregoing, these percentages may vary depending on the opportunities presented to the Company and varying market conditions.
2.	Notes will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Notes will be paid to the Company or its directors, officers or employees. The Company may also sell Notes through the services of independent broker/dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive commissions of up to eight percent (8%) of the gross proceeds received for the sale of Notes. If the Company uses independent broker/dealers such commissions will be paid by the Company, but such payments will reduce the Company’s working capital. The numbers presented above assume the use of broker/dealers.
3.	The Company will not use the proceeds of this Offering for any purpose other than to fund Loans and/or properties, except and to the extent that is necessary as stated in footnote 2 of this table. All other expenses, including administrative expenses, office supplies, and/or accounting costs, will be paid by the Company (through the Company’s income from investments in Loans and/or properties) or CFI. Investors/Noteholders will not be responsible to bear any of the business/operating expenses of the Company.
4.	With the exception of deployable proceeds show in the “Minimum Offering Amount”, the amount of deployable proceeds shown for the Midpoint Offering Amount, Maximum Offering Amount and Percentage of Net Proceeds will apply if the Company uses the services of broker/dealers.
5.	The total aggregate amount of Notes outstanding as of June 12, 2019 is $3,076,306. The amount to be standing if all Notes are sold pursuant to the Offering will be $20,000,000. Further, all Notes that were sold as of June 12, 2019 were sold without a broker/dealer. Therefore, no commissions were paid to any broker/dealers to raise the Minimum Offering Amount and One Hundred Percent (100%) of such proceeds were deployed into investments by the Company.

No broker/dealers were used to raise the Minimum Offering Amount and One Hundred Percent (100%) of the proceeds from the Minimum Offering Amount were deployed into investments by the Company.

The foregoing represents our best estimate of the allocation of the proceeds of this Offering based on planned use of funds for the Company’s operations and current objectives. The Company will not raise funds from other sources to finance its investments. Notwithstanding the foregoing, the Company may borrow money from financiers, other lenders, or banks to fund its investments, who are not identified at this moment as the Company does not have any agreements with any financers, lender, or banks to borrow money from.

GENERAL TERMS OF THE NOTES AND OFFERING

The Company will continue to offer for sale Notes in which the Investor will be an unsecured creditor of the Company. The Notes will be subject to two (2) automatic renewals and extensions, unless otherwise selected by the Noteholder as described below. The brief summary of the features of the Notes provided below is qualified in its entirety by the terms and provisions of the actual Notes. In the event of any conflict between the short summary presented below and the actual terms and provisions of the Notes, the latter shall govern. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE TERMS AND PROVISIONS OF THE PROMISSORY NOTES IN THEIR ENTIRETY AND EXPRESSLY WAIVES ANY CAUSE OF ACTION OR CLAIM ASSERTING THAT HE, SHE OR IT RELIED ON THE SUMMARY OF THE NOTE BELOW IN LIEU OF, OR IN CONTRAINDICATION TO, THE TERMS AND PROVISIONS OF THE ACTUAL NOTE.

1.          Interest. The Company intends to borrow money from Investors at a fixed Interest Rate (as defined below) per annum in each year through the Maturity Date. Investors who acquire Notes from the Company shall be referred to as “Noteholders”. Generally, Noteholders will be entitled to interest payments for the term of the Notes, and a balloon payment at maturity (the “Maturity Date”). Investors will have the option to elect to allow interest payments to accrue until the Note matures or is repaid. The term of the Notes and the interest rates paid to Investors will vary depending on the amount and term of the Notes. Investors will have the option to accrue interest over the life of the Note and receive a lump sum payment at maturity or receive regular interest payments. Interest payments on the Notes will begin thirty (30) days from the effective date of the Note and shall remain payable on a monthly basis, in arrears.

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Notwithstanding the foregoing, at the Noteholder’s sole election, the Noteholder may elect to allow interest payments to accrue until the Note matures or is repaid by providing at least forty-five (45) days’ notice in writing to the Company prior to any interest payment date.

2.       Note Term. All Notes will be subject to two (2) automatic renewals and extensions at the Maturity Date for another term equivalent to the original term of the Note, unless the Noteholder notifies the Company otherwise. In the event the Note is automatically renewed and extended, the original terms of the Note shall govern, including the interest rate. Noteholders that seek to withdraw their investment and avoid automatic extension and renewal of the Note must notify CFI in writing, via certified mail, sixty (60) days prior to the Maturity Date of the Note. CFI will provide a courtesy notice to each Noteholder ninety (90) days prior to the Maturity Date of the Note in order to remind the Noteholder of the forthcoming Maturity Date and option to withdraw from automatic extension or renewal of the Note. After receiving such courtesy notice, the Noteholder must notify CFI in writing sixty (60) days prior to the Maturity Date of the selection to withdraw from the automatic extension and renewal of the Note. If no notice to withdraw is provided to CFI, the Note will automatically extend and renew at the Maturity Date for another term equivalent to the original term of the Note, and the original terms of the Note will govern, including the interest rate.

The number of times that a Note is automatically renewed and extended shall be limited to two (2) times. In addition, if the Note is automatically renewed and extended the first time, the Noteholder shall retain the option to withdraw from the second automatic extension or renewal of the Note by providing CFI with a sixty (60) day written notice prior to the extended maturity date of the Note (the recalculated maturity date resulting from the Note being automatically renewed a first time). Similarly, in the event the Note is automatically renewed and extended a second time, the original terms of the Note shall govern, including the interest rate. CFI will provide a courtesy notice to each Noteholder ninety (90) days prior to the second automatic renewal and extension of the Note in order to remind the Noteholder of the forthcoming automatic renewal and option to withdraw from automatic extension or renewal of the Note. (See “Risk Factors – Investments Risks - The Notes will be subject to two (2) automatic renewal and extensions of the Note at the Maturity Date of the Note, which may ultimately extend the length of time a Noteholder invests in the Company” below.)

3.          Interest Rate and Maturity Date. The interest rate and the term of each Note shall be determined by the Company. Such election is irrevocable and shall apply through the Maturity Date of the Note. These Notes will generally have the features described below.

Term in months
Amount	6	12	24	36
$50,000 - $99,999	5.0%	6.0%	7.0%	8.0%
$100,000- $299,999	5.5%	6.5%	7.5%	8.5%
$300,000- $499,999	6.0%	7.0%	8.0%	9.0%
$500,000- $999,999	6.5%	7.5%	8.5%	9.5%
$1,000,000 and higher	n/a	8.0%	9.0%	10.0%

The interest rates displayed above are per annum interest rates. The foregoing is a general intended structure for the Notes. While the interest rate and term of each note will be determined by the Company, the interest rates on the Notes will be no less than five percent (5%) and no greater than ten percent (10%). In addition, the term of the Notes will be between six (6) to thirty-six (36) months, subject to the Company’s right to extend and renew the Note or prepay the Note.

Investment in Notes will be subject to CFI’s approval. CFI, in its sole and absolute discretion, may reject an Investor’s subscription, for any reason. Further, CFI and/or the Company may, at its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. Attached in Exhibit F is a form version of the Promissory Note. (Please refer to the attached Exhibit F, Promissory Note).

4.          Prepayment Ability. The Company may (in its sole and absolute discretion) prepay the Notes early at any time for any reason (or no reason) without any prepayment premium or penalty.

5.          Payments. Investors will receive monthly payments from the Company as set forth in greater detail in the Note. The Company shall make these monthly payments as interest-only and shall not be required to make any payment of the principal balance until the Maturity Date. Payments shall be made thirty (30) calendar days from the effective date of the Note and shall continue on a monthly basis, in arrears.

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6.          Delinquency and Default. As further described in detail in the Note, the Company may be responsible for certain late charges in the event of making delinquent interest payments to Noteholders. In addition, as provided in the Note, certain events of default (that remain uncured) may cause the Note to become accelerated and immediately due and payable to the Noteholder.

7.          Financial Information. Within one hundred and twenty (120) days following the end of each fiscal year of the Company (subsequent to the date of the Notes and prior to the Maturity Date), the Company will deliver a copy of its annual financial statements to the Noteholder in the method selected by the Noteholder in the Subscription Agreement and Promissory Note.

8.          Dilution. Because this Offering is offering to borrow money from Investors in exchange for Notes, the Company is offering debt securities. Each Note is separate and unique, and is not subject to dilution of the Investors’ percentage ownership in the securities offered.

9.          Determination of Note Price. The Notes represent debt obligations of the Company and the offered price per Note is not uniform. The Company will be able to borrow money from Investors at varying amounts, with varying terms and interest rates as set forth above. The varying rates and terms set forth above have been determined arbitrarily by CFI. The amounts of Note investments from Investors may be tied to the Loans and/or properties in which the Company intends to invest. Neither the Company nor CFI represent that the Notes have or will have a market value equal to their principal value or could be resold (if at all) at their original investment amount. The Company’s ability to repay the Notes is subject to the cash availability of the Company, which may be limited as the Company’s resources may be committed to pending loans or invested in existing loans or properties on an ongoing basis.

10.         Early Withdrawal. As described in greater detail in the Note, a Noteholder may request an early withdrawal of the original principal balance of his, her or its Note. The Noteholder must notify the Company of its intent for early withdrawal in writing no later than ninety (90) days prior to the intended withdrawal date. The Company may fulfill an early withdrawal request at its sole and absolute discretion and has no commitment (implied or express) to complete a request for early withdrawal. The Company may charge a penalty fee of six percent (6%) of the amount withdrawn (including principal and any interest accrued) and a one hundred-dollar ($100) processing fee if the Company elects to process any early withdrawal request (in whole or in part). For purposes of illustration only, if an Investor makes an early withdrawal request of one hundred thousand dollars ($100,000), then the early withdrawal penalty will be calculated as follows: $100,000 x (.06) = $6,000. Thereafter, the $100,000 amount will be reduced by the $6,000 penalty fee along with the $100 processing fee and the Investor will receive $93,900.

THE COMPANY HAS NO DUTY WHATSOEVER TO HONOR ANY REQUEST FOR AN EARLY WITHDRAWAL OF FUNDS AND THERE IS ABSOLUTELY NO GUARANTEE THAT ANY EARLY WITHDRAWAL REQUEST WILL BE FULFILLED OR COMPLETED AT ANY TIME. ANY FUNDS LOANED TO THE COMPANY ARE NOT READILY AVAILABLE OR FREELY LIQUID. NO INVESTOR HAS ANY GUARANTEE OR RIGHT TO DEMAND THE RETURN OF ANY PORTION OF HIS, HER OR ITS PRINCIPAL BALANCE UNDER THIS NOTE PRIOR TO THE MATURITY DATE.

11.         Determination of the Minimum Investment Amount. Due to the nature of the investment, there is no fixed offering price. The minimum investment amount is $50,000 (the “Minimum Investment Amount”). CFI, may, at its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. The Minimum Investment Amount has been arbitrarily determined by the Company and CFI and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. Neither the Company nor CFI represents that the Notes have or will have a market value equal to their Investment Amount or could be resold (if at all) at their original Investment Amount.

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12.         How to Subscribe. To subscribe with the Company and purchase any Notes, a prospective investor must meet certain eligibility and suitability standards, some of which are set forth below. (See “Investor Suitability” below.) Additionally, a prospective investor must execute and deliver a Subscription Agreement attached hereto, together with payment in the amount of the purchase price payable to the Company. By executing the Subscription Agreement and Investor Questionnaire, an investor makes certain representations and warranties upon which the Company will rely in accepting subscriptions. CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE.

13.         Subscription Agreements. In order to asses each prospective Investor’s suitability as a Noteholder, each Investor’s Subscription Agreement will be accepted or rejected by the Company within fifteen (15) days or sooner of its receipt. In addition, the Company reserves the sole and absolute right to reject any subscription tendered in whole or in part for any reason or no reason. (See “Use of Proceeds” below.) Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable, except with the express written consent of the Company and/or as expressly set forth herein or in the Subscription Agreement. If accepted by the Company, an Investor shall become a Noteholder only when the Company deposits the Investor’s contribution into the Company’s main operating bank account. Investors will begin earning interest on their Notes immediately upon admission to the Company as a Noteholder.

Notwithstanding the previous paragraph, if an Investor’s funds have not been deposited into the Company’s bank account and the Investor has not been accepted as a Noteholder within fifteen (15) days of delivering the Subscription Agreement to the Company, the Company will automatically return the Investor his, her or its investment funds and revoke the Subscription Agreement.

14.         Escrow Account. The Company raised the Minimum Offering Amount of Two Hundred Thousand Dollars ($200,000) (the “Minimum Offering Amount”) on May 2, 2018. All Investor capital contributions received prior to the Minimum Offering Amount were be deposited with the Escrow Agent into an interest-bearing Escrow Account until the Minimum Offering Amount was raised in the Offering. Funds held in escrow were disbursed to the Company’s main operating account in accordance to the Escrow Agreement. (See Exhibit G – Escrow Agreement). Capital contributions received from Investors after the Minimum Offering Amount was raised have been, and will continue to be deposited directly into the bank account of the Company and will not be deposited into the Escrow Account. Investors who are admitted as Noteholders prior to the Minimum Offering Amount did not receive any interest that accrued while the proceeds were held in the Escrow Account. Payment on the Notes will begin thirty (30) days from the date the on which the investment proceeds are deposited into the Company’s main operating bank account for those Investors who are admitted after the Minimum Offering Amount is raised.

The Company shall have three (3) months from the commencement date of this Offering to raise the Minimum Offering Amount. If the Minimum Offering Amount is not raised within those three (3) months, the escrowed proceeds shall be released and returned directly to the Investors by the Escrow Agent, together with any interest earned and without deduction for any expenses related to the Escrow Agent.

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If an Investor decides not to proceed with the purchase of the Note within forty-eight (48) hours of investing in the Company, and provided that the Investor’s capital contribution has been deposited to the Escrow Account by such Investor, then the Investor will have the right to notify the Escrow Agent and CFI in writing of such decision and the Escrow Agent shall promptly return the Investor’s investment. In addition, the Investor will not be entitled to receive any interest that accrued while the Investor’s capital contribution was held in the Escrow Account. (See Exhibit G – Escrow Agreement).

Investors shall not be entitled to receive any interest earned on the proceeds while held in the Escrow Account if the Issuer raises the Minimum Offering Amount and the Escrow Agent releases the proceeds to the Issuer’s main operating bank account, or if the Investor decides not to proceed with the purchase of all or any part of the Securities within forty-eight (48) hours of subscribing for the Securities from the Issuer. (See Exhibit G – Escrow Agreement).

15.         Leverage. The Company may borrow funds from financiers, other lenders, or banks for the purpose of funding the Company’s investments in Loans and properties. In order to obtain such additional capital, the Company may assign part or its entire asset portfolio to the lender or investor. Such a transaction involves certain elements of risk and also entails possible adverse tax consequence as detailed later in this Offering Circular. In addition, any debt incurred by the Company will be senior in payment to Noteholders. (See “Lending Standards and Policies”, “Property Acquisition Guidelines and Policies”, “Risk Factors – Business Risks, Risks of leveraging the Company’s asset portfolio include assigning a portion of or the entire Company’s asset portfolio as security for obtaining additional capital.”, “Income Tax Considerations”, and “ERISA Considerations” below.)

INVESTOR SUITABILITY

This investment is appropriate only for Investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations and contingencies, even if such investment results in a total loss. Investment in the Notes involves a high degree of risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investor capable of evaluating each and every risk of the proposed investment. CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

Each Investor seeking to acquire Notes will be required to represent that he, she or it is purchasing for his, her or its own account for investment purposes. The Company will sell Notes to a maximum of two thousand (2000) “Accredited Investors” and to no more than five hundred (500) non-accredited public investors. All investors, whether deemed “Accredited” or “non-accredited” must meet one of the standards set forth below (as applicable to each investor) and have such knowledge and experience in financial matters, either alone or together with a purchaser representative, to make them capable of evaluating the merits and risks of such an investment in the Notes being offered.

The Notes will be sold to a maximum of Five Hundred (500) non-accredited public investors who meet ONE the following conditions:

1.	A minimum annual gross income of seventy thousand dollars ($70,000) AND a minimum net worth of seventy thousand dollars ($70,000), exclusive of automobile, home and home furnishings; OR

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2.	A minimum net worth of two hundred and fifty thousand dollars ($250,000), exclusive of automobile, home and home furnishings.

Non-accredited investors who meet one of the conditions set forth above will be allowed to purchase Notes, subject to the approval by CFI. In addition, an investor whose joint income (with that investor’s spouse) meets one of the conditions set forth above will also be able to purchase Notes, subject to the approval by CFI.

In addition, the Notes will be sold to a maximum of two thousand (2000) “Accredited Investors”. To qualify as an “Accredited Investor” an investor must meet ONE of the following conditions:

1.          Any natural person who had an individual income in excess of two hundred thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

2.          Any natural person whose individual net worth or joint net worth, with that person’s spouse, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

3.          Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000.00) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

4.          Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

5.          Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

6.          Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

7.          Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

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8.          Any entity in which all the equity owners are accredited investors as defined above.

OPERATIONAL PLAN

The Company’s business objective, on a continuous and ongoing basis and provided the necessary funding is available, is to primarily (i) make, fund, originate, acquire and/or sell Loans secured by real property and/or personal property located in the United States with a focus in Pennsylvania, Maryland and New Jersey; and secondarily (ii) identify, develop, acquire, remodel, rent, sell, transfer and/or sell properties throughout the United States with a focus in Pennsylvania, Maryland and New Jersey. The Company invests most of the Offering proceeds (60% or more) in Loans and the remaining (0-40%) in properties. Notwithstanding the foregoing, these percentages may vary depending on the opportunities presented to the Company and varying market conditions. To fund and/or finance these objectives, the Company, through this Offering, will be raising capital by selling Notes to Investors. The following chart provides an overview of the organization costs and expenses related to this offering:

Operating Expenses	$180,592
Legal Expenses	$44,029
Accounting Expenses	$15,260
General and Administrative Expenses	$84,100

The expenses mentioned above have not been paid by the Company. CFI has paid for all organizational costs and expenses related to the Offering.

MARKET OPPORTUNITY

As a result of the 2008 economic downturn, the banking industry has been faced with increased pressure from Federal Banking regulators due to regulatory requirements such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”).1 The banking industry has been required to comply with increasing regulatory requirements2 and these increases in regulations has made it difficult for borrowers to obtain loans3. Thus, the Company believes this has created an opportunity to provide alternative sources of commercial financing to borrowers such as businesses, investors and developers.

The Company intends to lend to borrowers who may not qualify for loans from traditional lending sources such as banks, but still provide a lending opportunity to the Company. CFI and the Company believe these borrowers tend to have good underlying collateral asset values and remain reasonable lending prospects. The Company will identify these borrowers based on the borrower’s credit history, verifiable income, and real estate experience.

1 See Rising Regulatory Compliance Costs and Their Impact on the Health of Small Financial Institutions: Hearing Before the Subcomm. on Fin. Institutions & Consumer Credit of the H. Comm. On Fin. Servs., 112th Cong. 51-55 (2012) (testimony of William B. Grant, CEO First United Bank & Trust), http://financialservices.house.gov/uploadedfiles/112-122.pdf.

2 Assessing the Impact of the Dodd-Frank Act Four Years Later: Hearing Before the H. Comm. on Fin. Servs., 113th Cong. 2 (2014) (statement of Rep. Jeb Hensarling, Chairman, H. Comm. on Fin. Servs., stating “Dodd-Frank has been the wrong remedy, adding incomprehensible complexity to incomprehensible complexity”); id. at 4 (statement of Rep. Shelley Moore Capito, Member, H. Comm. on Fin. Servs., stating “I think we now see that this legislation is having detrimental impact on our Main Street business and community lenders and consumers”), https://financialservices.house.gov/uploadedfiles/113-94.pdf.

3 Id. at 8 (statement of Rep. Marlin A. Stutzman, Member, H. Comm. on Fin. Servs. stating “What the lenders in front of us do know is that 4 years of Dodd-Frank have left lending more expensive and loans harder to come by for consumers”).

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As an ongoing Offering, the Company’s overall strategy is to offer short term investment opportunities to Investors in the form of Notes ranging from six (6) to thirty-six (36) months in length. While the Company will focus on making short-term loans to borrowers, as the real estate environment changes, the Company will react and adapt to new lending opportunities. Presently, the vast majority of the Company’s investments will be in the form of Loans (60% or more of Offering proceeds) and the remaining (0-40%) in properties.

The Company intends to focus its lending services in the following areas: (1) traditional purchase and rehab loans; (2) commercial bridge loans; and (3) owner occupied loans.

Purchase and Rehab Loans

Purchase and rehabilitation loans are a financing option for borrowers who seek to purchase and renovate investment properties. Typically, banks and mortgage companies have occupied the role as primary lender for these loans and provided these loans to borrowers who have met the necessary underwriting standards. With new regulations, such as Dodd Frank, banks have reduced lending to borrowers who have less-than-perfect credit scores but wish to qualify for these loans.4

Private lenders have the opportunity to provide financing for various types of investment and owner-occupied properties.5 The Company intends to make purchase and rehabilitation loans to borrowers who need money to purchase properties in need of renovation and rehabilitation. As provided below, the Company will consider the borrower’s credit history, verifiable income and real estate experience, and intends to lend at a loan-to-value ratio of up to seventy five percent (75%) of the property value. (See “Lending Standards and Policies” below.)

Commercial Bridge Loans

Another opportunity the Company will invest in is providing commercial bridge financing. The Company will seek to provide financing to commercial business owners and larger commercial investor borrowers where the property involved is a commercial property, such as office buildings, light industrial buildings, retail stores, service business locations, mixed use buildings, multi-family units and restaurants. In some cases, the property may need rehabilitation and updating to modern standards to attract higher quality tenants. In other cases, the borrower may not be able to qualify with a traditional bank quickly enough to be able to finance the purchase of a low-priced property from a distressed seller. The Company intends to fund commercial bridge loans in terms ranging from twelve (12) to thirty-six (36) months. (See “Lending Standards and Policies” below.)

Owner Occupied Loans

The Company may also finance owner occupied properties, in the event and to the extent that it does, the Company will obtain the necessary lending licenses in the state(s) requiring such licenses. The Company believes that one of the challenges faced by borrowers today is finding a way to finance a property they want to purchase, rehab and live in. Current bank lending regulations make it difficult for banks to provide this type of financing. With tighter underwriting requirements, many borrowers are not able to obtain a loan to purchase their primary residence or improve their primary residence. Potential reasons may include insufficient time at their job, minor credit issues or other situations that keep them from getting financing. CFI believes these loans would provide balance to the portfolio and may enhance the overall product mix by attracting various types of borrowers resulting in a diverse portfolio.

4 See Yanni Raz, From Foreclosed to Fortunes Hard money lenders can give distressed-property investors a boost, Scotsman Guide (July 2015), http://www.hmlinvestments.com/wp-content/uploads/2015/07/RazCOM0715.pdf.

5 See generally Id.

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Other Investments and Future Opportunities

While the Company’s main focus will be lending, from time to time, other opportunities may arise that are beneficial to the Company. As a prudent strategy and under certain circumstances, the Company may take an equity position in a property it would typically lend against. For purposes of an illustration only, a borrower may not have the experience or financial capacity to execute on the purchase of a property. However, if the property easily meets all of the Company’s requirements for financing, the Company could make the purchase and execute with its resources instead of having the project slip away.

Finally, since this is an ongoing Offering that will continue for many years as the real estate market changes, subject to qualification of the Offering, the Company will seek to provide profitable solutions to varying real estate related financing challenges into the future.

DESCRIPTION OF THE BUSINESS OF CF FUND II, LLC

The Company will continue to use the proceeds of this Offering to finance its investments in Loans and properties. The Company will primarily engage in funding, originating, acquiring, managing or selling Loans secured by either mortgages or deeds of trusts secured by real property or secured by personal property. These loans will include (1) traditional purchase and rehab loans; (2) commercial bridge loans; and (3) owner occupied loans. The Company may also, from time to time, acquire, manage, remodel, develop, repair and/or sell real property. At least part of the Company’s capital invested in acquiring properties will be directed towards purchasing properties at a discount to current (or projected) fair market value and seeking to sell these properties at a higher price, and in some instances, to remodel and lease the property. (See “Property Acquisition Guidelines and Policies” below.) Presently, most of the Company’s investments are in the form of Loans (60% or more of Offering proceeds) in Loans and the remaining (0-40%) in properties. Notwithstanding the foregoing, these percentages may vary depending on the opportunities presented to the Company and varying market conditions.

CFI uses a third-party servicing software called “The Mortgage Office” to manage investors’ information and record keeping. The software also calculates and makes interest payments due to Noteholders. As it pertains to investments in Loans and properties, the Company relies on CFI to underwrite, process and approve all Loans funded by the Company, including assembling and/or obtaining all necessary information required to make a funding decision on any Loan request. In addition all Loans are serviced, including collection of loan payments and other services relating to the loan, by the Company through “The Mortgage Office” servicing software. Although the Company may, at any time, retain a third-party loan servicing company or service the loans in-house. The software calculates, bills and processes Loan payments from borrowers, provides various reporting for monthly and year-end statements, and provides additional areas of support where needed. CFI also evaluates the suitability of any properties purchased by the Company. All Company properties will be managed by CFI. However, CFI may, at its sole and absolute discretion, engage or partner with third party servicers to manage the acquisition, development, construction, leasing, management and sale of the various properties acquired by the Company.

CFI is managed by Jeffrey A. Cella and Timothy Messerli. Jeff is primarily responsible for investor relations and borrower underwriting and loan approval, loan documentation and settlements. Tim’s primary function is asset protection in the field, making sure the properties fit the Company’s guidelines, the borrower’s rehab estimates are reasonable, and the projects are getting completed in a reasonable time frame. He is also be the onsite inspector for any properties provided as collateral for the Loans. Tim also coordinates the use of other professional personnel such as architects, engineers, safety inspectors, environmental experts for larger commercial transactions where the Company may need these services.

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The Company expects to continue to use proceeds to fund the Company’s investments in Loans and/or properties. The Company will seek opportunities to fund deals in Loans and properties by advertising its services as a private lender in the market. The Notes offered by the Company will be subject to an automatic renewal as further described above. (See “General Terms of the Notes and Offering”.) In the event a Loan is paid off early by a borrower, the Company intends to redeploy those proceeds into funding new Loans. If a Loan is paid off early and there are no new Loans or properties the Company can redeploy the capital into within a reasonable time period, the Company may, at its discretion, pay off the Notes earlier than the anticipated Maturity Date in the Note. The Company will do this to reduce its interest expense when necessary but does not anticipate this happening very often. Accordingly, in the event Notes are paid off early, the Company will select such Notes in the order of maturity date, whereas Notes with the sooner Maturity Date will be paid off first.

Sources of income to the Company come from the interest and fees charged to borrowers on the Loans, as well as from the resale of any properties acquired by the Company for rehabilitation and/or resale. The Company charges borrowers a higher interest rate than the rates paid to Noteholders in this Offering. All Loans are owned by the Company and all income from the Loans and investments in properties are distributed into the Company, less applicable fees to CFI.

The Company was formed as a Pennsylvania limited liability company in August 20, 2015. Conquest Funding, Inc., a Pennsylvania corporation, is the Company’s sole member, manager and parent company. CFI is owned by Jeff Cella and Tim Messerli. CFI began originating real estate loans in the United States in 2011. CFI previously had an offering of notes, similar to this Offering, whereby CFI raised capital in order to invest in loans and acquire properties or portfolios of properties. CFI’s previously offering of notes was exempt from registration under Rule 506 of Regulation D of the Act. CFI is in the process of winding down its prior offering and, following qualification of this Offering Circular, intends to gradually discontinue its offering of notes, but will continue to provide Loan underwriting, origination, servicing, and administration services to the Company. CFI intends to close its existing offering of notes when all the previously issued notes mature. CFI will not admit any new investors into its offering.

The Company’s Investments as of June 12, 2019

As of June 12, 2019, the Company has primarily invested in Loans and has not invested in any properties.

For the 2018 fiscal year, the Company invested in approximately Thirty (36) Loans. The interest rate charged to borrowers ranged from Nine Percent (9%) to Fifteen (15%). Loans were secured by properties located in Pennsylvania and New Jersey in the following counties: Northampton County (PA), Carbon County (PA), Warren County (NJ), Montgomery (PA), Lehigh County, and Bucks County (PA). Below is a table describing the Company’s investment in Loans (for the 2018 fiscal year) and the collateral securing such Loans:

Collateral	Number of Loans
Single Family Residential Property	25
Multi-family Residential Property	9
Commercial Property[1]	2
1.	The commercial properties provided as collateral consisted of a Bank branch office and a banquet hall.

LENDING STANDARDS AND POLICIES

The Company expects to continue to use the proceeds from this Offering to primarily engage in the funding, originating, acquiring, managing or selling Loans secured by either mortgages or deeds of trusts secured by real property or secured by personal property located around the United States, with a principal focus in Pennsylvania, Maryland and New Jersey. The value and balance of Loans or properties are not be guaranteed by any governmental agency or private entity but may be guaranteed by affiliates and associates of the underlying borrowers. The Company invests most of the Offering proceeds (60% or more) in Loans and the remaining (0-40%) in properties. Notwithstanding the foregoing, these percentages may vary depending on the opportunities presented to the Company and varying market conditions.

The Company (or its designated third-party agent or representative) will originate its own investment opportunities for Loans and properties and service and manage any Loans or properties in which it may invest or otherwise participate. CFI underwrites and processes all Loans funded by the Company. Loans are made to third party borrowers. (See “Property Acquisition Guidelines and Standards” below.)

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Subject to the sole and absolute discretion of CFI, the Company may amend, modify, cancel, or revise any of the following at any time. However, any changes made to the lending standards and policies below will be limited to the following: (1) interest rates paid by borrowers on Loans, if modified on any particular Loan, shall be increased or decreased by two (2) points (+/- 2%) from the interest rates stated in Subsection 7 below; and (2) the Loan-to-Value ratios described in Subsection 5 below, if modified in any particular Loan, shall not exceed a Loan-to Value ratio of eighty percent (80%) at any time. If the Company amends, modifies, cancels or revises the interest rate or Loan-to-Value ratios, such changes will be based on and according to prevailing market rates for the Company to remain competitive in the lending market. The Company will not provide notice of any changes to the interest rate or Loan-to-Value ratios described below. Noteholders will not be able to withdraw their investment in the Notes and will need to adhere to the withdrawal terms of each Note.

CFI generally intends to make Loans according to the following lending standards and policies:

1.          Lien Priority. The deeds of trusts and mortgages securing the Loans will be first, junior or subordinated lien positions.

2.          Location of Real Property Securing Loans. Deeds of trusts and mortgages will be secured by real property located around the United States, with a primary focus in Pennsylvania, Maryland and New Jersey.

3.          Borrowers. The Company will make Loans to third party borrowers. (See “Property Acquisition Guidelines and Standards” below.) All Loans will be originated by CFI, meaning CFI will underwrite and process all Loans funded by the Company.

4.          Type of Property. Investment in Loans may involve underlying assets of real property that will generally consist of residential properties, mixed use properties, and commercial properties. The Loans will involve both non-owner-occupied investment properties as well as owner occupied properties.

5.          Loan-to-Value Ratio. A Loan by the Company will generally not exceed the Loan-to-Value percentage ratios set forth below. The Loan-to-Value ratio is calculated by taking the amount of the Loan combined with the amount of outstanding debt secured by other liens on the property, dividing that by the value of the real property securing the deed of trust or mortgage and multiplying that figure by 100 to come to a percentage. Although “Value” may be determined primarily through CFI’s internal evaluation and professional opinion (based on readily available market information) of the value of the real property provided as collateral, CFI may obtain an independent certified appraiser or non-certified appraiser to do an appraisal on the real property or may obtain a commercial or residential real estate broker’s price opinion (BPO) of value of the real property. Notwithstanding the foregoing, the Company may, in its sole and absolute discretion, exceed the below stated Loan-to-Value ratios at any time, provided that such Loan-to-Value ratios do not exceed Eighty Percent (80%) at any time, and for any reason including (without limitation) if CFI determines in its sole business judgment that a higher loan amount is warranted by the circumstances of that particular loan, such as being able to secure multiple properties, called “cross-collateralization”, personal guaranties, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other factors.

The Company plans to routinely re-evaluate the portfolio and Loan-to-Value ratio maximums set forth herein and may revise the Loan-to-Value ratio maximums at any time if it considers it to be in its best interests. Subject to the specific ratios set forth below, CFI will maintain a weighted Loan-to-Value ratio of no more than seventy percent (70%). The value of the property will be calculated on an “after completion” or post-rehabilitation basis. Prospective investors should carefully evaluate and understand that calculation of the ration using such “after completion” values exposes the Loans to additional risks in the event that the rehabilitation is not completed, or the value of the rehabilitation is not timely or ultimately achieved.

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Type of Real Property Securing Loan*	Target and Maximum Loan-to-Value Ratios
Non-Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Multi-Family Properties	Target: 60% to 70%; Maximum: 75%
Commercial	Target: 60% to 70%; Maximum: 75%
Construction Loans (1)	Target: 60% to 70%; Maximum: 75%
Unimproved Land	Target: 50%; Maximum: 55%

* Generally, the real property securing the loan will not be rural land, churches, assisted living facilities, day care centers or theaters.

(1)Determined on an “as completed” value.

6.          Terms of Loans to Borrowers. The terms of the Loans will vary, but will generally have a term between six (6) months and twelve (12) months, but may have loan terms exceeding twelve (12) months. The Company does not expect Loans terms to exceed thirty-six (36) months. Most Loans originated or acquired by Company will generally provide for monthly payments of principal and/or interest and a “balloon” payment payable in full at the end of the term. At the end of the term, CFI will require the borrower to pay the loan in full, to refinance the loan, or to sell the real property to pay back the loan.

7.          Interest Rates on Loans. The interest rates paid by borrowers on Loans will vary, but will generally be around nine percent (9%) to fifteen percent (15%) per annum. All interest earned on the Loans shall be payable to the Company.

8.          Title Insurance. Satisfactory title insurance coverage will be obtained for all Loans and will usually be paid by the borrower. The title insurance policy will name the Company as the insured and provide title insurance in an amount not less than the principal amount of the loan unless there is multiple forms of security for the loan, in which case the Company shall use its business judgment in determining whether and to what extent title insurance shall be required. Title insurance insures only the validity and priority of the deed of trust or mortgage, and does not insure the Company against any loss from other causes, such as (without limitation) diminution in the value of the secured property, loan defaults, and other such losses.

9.          Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all improved real property loans which insurance will name the Company as its loss payee in the amount equal to the improvements on the real property. (See “Business Risks – Uninsured Losses” below.)

10.         Mortgage Insurance. The Company does not intend to, but may if the property otherwise qualifies, arrange for mortgage insurance, which would afford some protection against loss if the Company foreclosed on a loan and there existed insufficient equity in the security property to repay all sums owed.

11.         Acquiring Loans from Other Lenders. The Company may also participate in loans with other lenders (including other businesses organized by business partners or affiliates of the Company, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above). In the event the Company acquires loans from other lenders, the Company will receive assignments of all beneficial interest in any loans purchased.

12.         Purchase of Loans from Affiliates. The Company may purchase Loans from its Affiliates, so long as the Loans meet the lending requirements set forth above. For the purposes hereof, the term “Affiliates” with respect to any entity shall mean any of the following: (1) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the entity, (2) a Person who, directly or indirectly, owns or controls at least ten percent (10%) of the outstanding voting interests of the entity, (3) a Person who is an officer, director, manager or member of the entity, or (4) a Person who is an officer, director, manager, member, general partner, trustee or owns at least ten percent (10%) of the outstanding voting interests of a Person described in clauses (1) through (3) of this sentence. The term “Person” shall mean a natural person or Entity. The term “Entity” shall mean an association, relationship or artificial person through or by means of which an enterprise or activity may be lawfully conducted, including, without limitation, a partnership, trust, limited liability company, corporation, joint venture, cooperative or association.

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13.         Equity Participation and Mezzanine Positions. The Company may fund mezzanine mortgage loans at lower than market interest rates in order to obtain an equity interest in the underlying real property in which the Company funds the loan.

14.         Credit Evaluations. The Company may consider the income level and general creditworthiness of a borrower to determine his, her or its ability to repay any loan according to its terms in addition to considering the loan-to-value ratios and sources of security for repayment. Loans may be made to borrowers who are in default under other obligations or in bankruptcy or who do not have sources of income that would be sufficient to qualify for loans from other lenders (included but not limited to, banks and/or savings and loan associations. (See Risk Factors – Business Risks, Loan Defaults and Foreclosures below.)

15.         Loan Packaging and Servicing. CFI, or their respective affiliates will assemble and/or obtain all necessary information required to make a funding decision on any Loan request. It is presently anticipated that all Loans will be serviced (i.e., loan payments collected and other services relating to the loan) by the Company through a third-party servicing software called “The Mortgage Office”. Although the Company may, at any time, retain a third-party loan servicing company (the “Servicer”). The software will calculate and make interest payments due to Noteholders, bill and process loan payments from borrowers, provide various reporting for monthly and year-end statements and provide additional areas of support where needed. If the Servicer is a third party, the Company will oversee the Servicer. The Company may, in its sole and absolute discretion, decide to service Loans in-house at such time as conditions warrant. CFI may change or replace its Servicer at any time and for any reason in its sole and absolute discretion.

The Company will require the Servicer to adhere to the following Payment, Delinquency, Default and Foreclosure practices, procedures and policies:

(a)          Payment. Generally, payments will be payable monthly, on the first (1st) day of each month. Interest is generally prorated to the first (1st) day of the month following the closing of the loan escrow.

(b)          Delinquency. Generally, Loans will be considered delinquent if no payment has been received within ten (10) days of the payment due date. Borrower will be notified of delinquency by mail on the twelfth (12th) day after the payment due date and a late charge will be assessed. The Servicer will refer to and rely upon the late charge provisions in the applicable loan documents for each loan.

(c)          Default. A Loan will be considered in default if no payment has been received within thirty (30) days of the payment due date. Foreclosure will usually be initiated shortly after the thirty-first (31st) day after a default, with the exact timing to be determined in each instance in the business judgment of the Company, which could be delayed several months depending on borrower circumstances and Loan-to-Value ratio of the security. Any costs of this process are to be posted to the borrower’s account for reimbursement to Company.

(d)          Foreclosure. Statutory guidelines for foreclosures in each state are to be followed by the Servicer until the underlying property is liquidated and/or the account is brought current. Any costs of this process are to be posted to the borrower’s account for reimbursement to Company or CFI. If a Loan is completely foreclosed upon and the property reverts back to the Company or CFI, it will be responsible for paying the costs and fees associated with the foreclosure process, maintenance and repair of the property, service of senior liens and resale expenses.

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16.         Sale of Loans. The Company does not plan on investing in Loans for the primary purpose of reselling such Loans in the course of business. However, the Company may, at the sole discretion of CFI, sell Loans, or fractional interests in such Loans, when CFI determines that it appears to be advantageous for the Company to do so, based upon then current interest rates, the length of time that the Loan has been held by the Company and the overall investment objectives of the Company.

17.         Borrowing/Hypothecation. The Company may borrow funds from financiers, other lenders, or banks for the purpose of making Loans and investing in Loans. In doing so, the Company may assign all or a portion of its loan portfolio as security for such loan(s). The Company anticipates engaging in this type of transaction when the interest rate at which the Company can borrow funds is significantly less than the rate that can be earned by the Company on its Loans, giving the Company the opportunity to earn a profit as a “spread.” Such a transaction involves certain elements of risk and also entails possible adverse tax consequences. In addition, any debt incurred by the Company will be senior in payment to Noteholders. (See herein “Risk Factors – Business Risks, Risks of leveraging the Company’s asset portfolio include assigning a portion of or the entire Company’s asset portfolio as security for obtaining additional capital.”, “Income Tax Considerations”, and “ERISA Considerations” below.) The Company may also elect, in its sole and absolute discretion, to finance its investments with borrowed funds.

18.         Custody, Management and Selection of Investments. The Company shall retain ownership, custody and management of all of the Company’s investments including Loans and properties. CFI, in its role as Manager shall have full authority to select, determine, assess, evaluate, execute, manage, service and authorize the Company’s investments.

19.         Leverage. The Company may borrow funds to acquire properties in the ordinary course of business. It may also require a line of credit to assure liquidity of its operations, such as to pay off a defaulted first mortgage (in the case of a property acquired due to a borrower defaulting on a Loan) to preserve the Company’s subordinate interest, or to fund a substantial loan when Investor funds are not yet sufficient to do so. The maximum amount of leverage the Company will incur to acquire a property is one to one or hundred percent (100%) of the Company’s assets (asset portfolio) held by the Company. Such leveraging will be senior to Noteholders.

PROPERTY ACQUISITION GUIDELINES AND POLICIES

General Standards for Property Acquisition

The Company secondarily invests, on an opportunistic basis, in the following business: acquiring, managing, remodeling, developing, repairing, leasing and/or selling real property located throughout the United States, with a primary focus in Pennsylvania, New Jersey and Maryland. At least part of the Company’s capital invested in acquiring properties will be directed towards purchasing properties at a discount to current (or projected) fair market value and seeking to sell these properties at a higher price. This also includes acquiring distressed properties and properties in rehabilitation situations (when the appropriate opportunities arise). The Company may also acquire properties by foreclosing on one or more of its Loans. In addition, the Company may remodel, hold, and lease properties if market conditions negatively affect the Company’s ability to sell properties for profit. These market conditions may include, without limitation, higher interest rates, excess local supply of real estate, falling real estate prices, increasing unemployment, etc. Thus, the Company may hold and lease a property until market conditions improve and allow the Company to sell it for profit.

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Properties may be acquired from (without limitation) individuals, entities, institutional investors, financial institutions, governmental agencies and other sellers of real or personal property. The Company intends to invest most of the Offering proceeds (60% or more) in Loans and the remaining (0-40%) in properties. Notwithstanding the foregoing, these percentages may vary depending on the opportunities presented to the Company and varying market conditions.

CFI evaluates the suitability of any properties purchased by the Company. Although the primary business of the Company is to fund Loans, the Company may also, as opportunities present themselves, engage in the managing, remodeling, developing, repairing, leasing and/or selling real property.

The Company intends to generally acquire, and purchase properties based on the following criteria:

1.          Location of Real Property Securing Loans. Properties will be located in the United States, with a primary focus in Pennsylvania, Maryland and New Jersey.

2.          Maximum Investment. The Company will use the same standards as the Loan-to-Value Ratios set forth above to determine the maximum investment into a property. However, the LLC may use alternative guidelines for particular types of properties as follows:

Type of Real Property to be Acquired	Maximum Purchase Price-to-Market Value Ratio
Non-Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Multi-Family Properties	Target: 60% to 70%; Maximum: 75%
Commercial	Target: 60% to 70%; Maximum: 75%
Construction Loans	Target: 60% to 70%; Maximum: 75%

CFI plans to routinely re-evaluate the portfolio and purchase price to market value ratio maximums set forth herein and may revise them at that time if it considers it to be in the best interests of the LLC. CFI will inform Noteholders of the new Loan-to-Value ratios when and if CFI re-evaluates them.

3.          Remodeling Timeline. The average time it takes to remodel a property, from purchase to finished, is anticipated to last between five (5) to twelve (12) months. Notwithstanding the foregoing, these estimates are not guaranteed, and certain properties may take longer to remodel due to, without limitation, the following: construction issues, unexpected environmental conditions, changes in supply and demand, governmental regulations, zoning restrictions, changes in material and labor shortages, increases in the costs of labor and materials, and changes in construction plans and specifications. (See “Business Risks” below.)

4.          Distressed Properties. The Company may acquire and otherwise invest, on an opportunistic basis, in distressed properties for purposes of holding, developing, remodeling, rehabilitating, improving, renting and selling the associated and secured properties. Distressed properties are typically properties secured by non-performing notes, or properties impacted by specific issues such as, but not limited to, dilapidation, physical damage, devaluation caused by rezoning, and environmental contamination. The primary intent of the Company is to purchase, invest, or otherwise acquire the distressed properties and properties tied to nonperforming notes and remodel, improve, develop, rehabilitate, hold and sell, and/or subsequently sell the properties for profit. The Company will use an opportunistic investment strategy to invest in distressed properties, unless CFI, in its sole and absolute discretion, determines it is not in the best interests of the Company.

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5.          Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all properties and will name the LLC as its loss payee. (See “Business Risks – Uninsured Losses”).

6.          Title Insurance. Satisfactory title insurance coverage will be obtained for all properties. The title insurance policy will name the LLC as the insured and provide title insurance in an amount not less than the principal amount of the value of the property.

7.          Environmental Reports. Environmental reports will not typically be ordered on properties purchased or otherwise acquired by the Company. Notwithstanding the foregoing, if CFI, in its sole and absolute discretion, believes certain conditions exist that would pose a risk of environmental contamination, the Company may require an environmental report on the subject Property.

8.          Property Management. It is presently anticipated that all Company properties will be managed by CFI. CFI, at its sole and absolute discretion, may engage or partner with third party servicers to manage the acquisition, development, construction, leasing, management and sale of the various properties acquired by the Company. CFI will oversee these third-party servicers. These third-party servicers will be compensated by the Company. The Company will not be responsible for any sub-servicers engaged by the third part servicers to assist in performing their servicing activities.

9.          Leverage. The Company may borrow funds to acquire properties in the ordinary course of business. It may also require a line of credit to assure liquidity of its operations, such as to pay off a defaulted first mortgage (in the case of a property acquired due to a borrower defaulting on a Loan) to preserve the Company’s subordinate interest, or to fund a substantial loan when Investor funds are not yet sufficient to do so. The maximum amount of leverage the Company will incur to acquire a property is one to one or hundred percent (100%) of the Company’s assets (asset portfolio) held by the Company. Such leveraging will be senior to Noteholders.

RISK FACTORS

The Company may attempt (in its sole and absolute discretion) to comply with requests for the early payment of the Notes if the financial position of the Company can accommodate it and the Company elects to do so (provided, that the Company is not under any obligation to permit an early redemption or withdrawal of the Notes requested by any Noteholder). Any investment in the Notes involves a significant degree of risk and is suitable only for investors who have NO NEED FOR LIQUIDITY in their investments. When analyzing this Offering, prospective investors should carefully consider each of the following risks.

INVESTMENT RISKS

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering amount and Minimum Investment Amount have been arbitrarily determined by the Company and CFI and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. CFI, may, at its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being lower of higher than the Offering price.

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Investment in the Notes is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in these Notes is speculative and, by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of its officers and employees the loan and asset portfolio that is developed, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Notes. (See “Investor Suitability” above.)

Conflicts of interest may arise as a result of the Company primarily funding loans originated by CFI, who is the parent company and an affiliate of the Company.

There are important areas in which the interests of the Company and each of its principals, directors, officers and/or affiliates may conflict with one another. To see the potential conflicts of interests that may arise please refer to “Conflicts of Interest” section below. The Company will primarily fund Loans originated by CFI and CFI may receive compensation as a result. This represents a conflict of interest between CFI and the Company since the principals who own and manage CFI also indirectly own and manage the Company and from the fact that the Company will conduct business primarily with CFI. Specifically, the Company will be conducting business primarily with CFI by funding, acquiring, and/or purchasing loans originated by CFI. These will be affiliate transactions and therefore, the terms of the loans may not be the same as if it were agreed upon via a third-party transaction. Notwithstanding the foregoing, the Company will only invest in those loans that are in best interests of the Company and said loans will have terms that are commercially reasonable. It is expected that numerous transactions will occur between the Company and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed.

In addition, conflicts of interest may pose a risk to Noteholders due to the fact that the Company and each of its principals, directors, officer, and/or affiliates may be involved in other investments or business similar to the Offering and as a result, may not always act in a manner that is advantageous to the Company and Offering if presented with similar investment or business opportunities.

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There is no Federal Registration therefore there is Limited Governmental Review.

This Offering has not been registered with the U.S. Securities and Exchange Commission. In addition, the Issuer will seek registration with at least two states (New Jersey and Pennsylvania) and any other states it will sell securities in, in order to comply with State securities authority. Currently, the Issuer intends to sell securities in New Jersey and Pennsylvania, subject to registration effectiveness in those two states. No securities will be sold in States where registration or qualification for the Offering has not been effective.

There is Limited Transferability of Notes and No Public Market for the Notes.

Although the Company may attempt to redeem Notes (when possible, in the Company’s sole and absolute discretion), there is no public market for the Notes, and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Notes may be limited. Any sale or transfer of these Notes also requires the prior written consent of the Company. Investors must be capable of bearing the economic risks of this investment with the understanding that these Notes may not be liquidated by resale or redemption and should expect to hold their Notes as a long-term investment.

The Notes will be subject to two (2) automatic renewal and extensions of the Note at the Maturity Date of the Note, which may ultimately extend the length of time a Noteholder invests in the Company.

As further explained above, all Notes will be subject to two (2) automatic renewals and extensions at the Maturity Date of Note for another term equivalent to the original term of the Note, unless the Noteholder notifies the Company otherwise. Notwithstanding the foregoing, Noteholders will have the option to avoid automatic renewal and extension of the Note by providing a written notice to CFI, via certified mail, sixty (60) days prior to the expected Maturity Date of the Note. Noteholders that fail to provide said notice to the Company but wish to avoid the automatic renewal of the Note will be not be able to do so, which may ultimately result in the Noteholder being an investor in the Company for a longer period of time than anticipated. Notwithstanding the foregoing, if the Note is automatically renewed and extended the first time, the Noteholder shall retain the option to withdraw from the second automatic extension or renewal of the Note by providing CFI with a sixty (60) day written notice prior to the extended maturity date of the Note (the recalculated maturity date resulting from the Note being automatically renewed a first time). Similarly, failure to provide said notice will result in the Note being automatically renewed and extended a second time and ultimately require the Noteholder to be an investor in the Company for a longer period than originally anticipated.

There is No Guarantee of Reaching Maximum Offering Amount.

There is no assurance that the Company will obtain capital investments equal to the amount required to close the Offering. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its loan portfolio.

There may be Investment Company Act Risks which may result in the Company acquiring legal fees.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Company cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Company may not become subject to the 1940 Act in the future as a result of the determination that the Company is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on the Company. Additionally, the Company could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

The second key definition of an “investment company” under the 1940 Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” as any issuer that: “...is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the 1940 Act provides that a company is not an “investment company” within the meaning of the 1940 Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

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Section 3(c) of the 1940 Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title: (1) Any issuer whose outstanding securities (other than short- term paper) are beneficially owned by not more than one hundred persons [emphasis added] and which is not making and does not presently propose to make a public offering of its securities. Such issuer shall be deemed to be an investment company for purposes of the limitations set forth in subparagraphs (A)(i) and (B)(i) of section 12(d)(1) governing the purchase or other acquisition by such issuer of any security issued by any registered investment company and the sale of any security issued by any registered open-end investment company to any such issuer. For purposes of this paragraph: (A) Beneficial ownership by a company shall be deemed to be beneficial ownership by one person, except that, if the company owns 10 per centum or more of the outstanding voting securities of the issuer, and is or, but for the exception provided for in this paragraph or paragraph (7), would be an investment company, the beneficial ownership shall be deemed to be that of the holders of such company’s outstanding securities (other than short-term paper). (B) Beneficial ownership by any person who acquires securities or interests in securities of an issuer described in the first sentence of this paragraph shall be deemed to be beneficial ownership by the person from whom such transfer was made, pursuant to such rules and regulations as the Commission shall prescribe as necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of this title, where the transfer was caused by legal separation, divorce, death, or other involuntary event. (5) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services; and (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate [emphasis added].”

Based upon the above, the Company has been advised that the Offering is exempt under the 1940 Act and that the 3(c)(5) exemptions apply. This is due to the fact that the Company does not hold itself out as an investment company and is not in the business of issuing redeemable securities, face-amount certificates or period plan certificates and will be primarily engaged in the business of purchasing, making, funding or otherwise acquiring loans secured by real property and/or personal property. Notwithstanding the foregoing, there are no assurances that this will ultimately be the case. In the event the Company becomes subject to the registration requirements of the 1940 Act, the Company may incur substantial legal fees. This may adversely affect Noteholders in the sense that if the Company does not have funds to pay said legal fees, it may be required to default in certain Notes and Noteholders.

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Investors Are Not Independently Represented by the Company’s Attorneys and should seek their own independent counsel.

The Noteholders in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and affiliates. (See “Conflicts of Interest” below.)

No Assurance can be provided that the Maximum Offering Amount will be adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Notes being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Notes is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of the funds as provided within this Offering Circular under the caption “Use of Proceeds”.

Provisions in the Note may not be favorable to prospective Investors.

The Company has set the terms of the Notes and such may be considered to be favorable to the Company since it has not made an attempt to consider the favorability or suitability of such terms for any prospective Investors.

The Company reserves the right to prepay the Notes early at any time.

The Company may (in its sole and absolute discretion) prepay the Notes early at any time for any reason (or no reason) without incurring any prepayment premium or penalty. Prepayment of a Note involves the risk that the Noteholder will not receive any interest payments on the Note for the time remaining under the term of the Note. For purposes of an example only, if a Noteholder has a Note with a term of twelve (12) months and the Company prepays the Note six (6) months before the Note Maturity Date, the Noteholder will not receive any interest payments owed on the remaining six (6) months of the Note. In addition, the Company will not incur any prepayment penalties or premiums for early payment of a Note.

The nature of debt obligations of the Company entail risks and benefits customary for creditors including default by borrower and/or nonpayment by the borrower.

The Notes represent debt obligations of the Company, and as such, would entail risks and benefits for the Investors that are customary for creditors, including (without limitation) risk of default and/or non-payment by the borrower. In the event of any liquidation or bankruptcy or similar event, Investors may receive less than the principal amount of their investment since priority is not generally given to investor claims during bankruptcy proceedings.

Investors will have limited to no control in the management and operation of the Company’s business and its decisions. Other individuals and constituencies (such as members of the Company) may have greater control and rights (including, without limitation, approval or blocking rights with respect to business decisions of the Company) than Investors possess. Investors should understand that other participants in the Company may have interests that are substantially different than, and directly adverse to, the interests of Investors.

There will be no cross default of the Notes.

The terms and provisions of the Notes do not provide that upon default by the Company on any Note, the Company will declare a default under any and all other Notes. Therefore, no cross default exists with respect to the Notes. In addition, the Company does not intend to and has no obligation to notify any Noteholder (or Investor) if a default under one of the Notes should occur (unless the Noteholder is the Noteholder of the Note the Company defaulted on). Nonetheless, the Company will, on a best effort basis, notify Investors of the status of the Company, including but not limited to, providing financial statements certified by a public accountant and loan portfolio performance disclosures.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The Company may employ leverage, resulting in the Notes being subordinate to any debt incurred by the Company.

Any indebtedness incurred by the Company (e.g. through a credit line, borrowing from a financer, etc.) may expose the Noteholders to substantially greater risk. Any debt incurred by the Company will be senior to the Notes and will have priority of payment. If there are no sufficient cash flows generated from the operations of the Company and the Company has to pay Noteholders, it may affect the Company’s ability to make payments owed to Noteholders. In addition, leverage may involve restrictive covenants, interest obligations and other risks that are customary to organizations that employ leverage in financing their investments.

Potential investors may evaluate the Loans portfolio to determine whether to invest in the Company.

Potential investors may evaluate the Loans portfolio to determine whether to invest in the Company. However, the general business goals of the Company are to make Loans as further described herein. The Company’s portfolio data may be reviewed upon a Noteholder’s prior written request to the Company.

The Company has the right to change and mix its investment profile, there is no guarantee that the investment profile will not change substantially over time.

The Company reserves the right, in its sole and absolute discretion, to modify, change or revise its typical investment profile and the mix of Loans that it invests or otherwise participates in, and accordingly, Noteholders have no guarantee, and should not assume that the investment mix and profile of the Company will not change substantially over time.

The Loan Loss Reserve may be insufficient to cover Loan losses, which may ultimately cause the Company to default on one or more Notes.

As further discussed below, CFI intends to retain some portion of the profit in the Company to create a Loan Loss Reserve in order to sustain the Company if it’s unable to fully recover the principal of a Loan in default. The purpose of the Loan Loss Reserve is to help insulate the Noteholders from loss. Although the Loan Loss Reserve will help reduce the impact of Loan defaults temporarily, ultimate repayment/resale of the Loans will be jeopardized if any Loans in default are not eventually repaid or resold, whether by the applicable borrower or by the Company, which may affect available collateral. In addition, the portion of profit reserved to maintain a Loan Loss Reserve may vary and will be based on reserve overages and the weighted risk levels of the Loan portfolio. This may cause reserve amounts to be reduced, eliminated or increased accordingly in the sole and absolute discretion of CFI. Noteholders should understand that a Loan Loss Reserve does not guarantee the Company will not incur a loss if a Loan or Loans result in default, which may ultimately cause the Company to sustain a loss and default on one or more Notes.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

BUSINESS RISKS

There is reliance on Key Personnel to make all decisions with respect to the management of the Company, therefore, Noteholders will not have a choice in the management decisions.

The key personnel of the Company (currently, the President of CFI) will make virtually all decisions with respect to the management of the Company including, without limitation, the determination as to which loans to make and the terms thereof. The Noteholders will not have a voice in the management decisions of the Company and can exercise only a limited (if any) amount of control over the Company. The Company gives no assurance that the Company will operate at a profit or positive cash flow. The Company is dependent to a substantial degree on the continued services of its key personnel. In the event of the death, incapacity or other termination of key personnel, the business and operations of the Company may be adversely affected. Furthermore, all investments related to specific Loans will be undertaken by the Company without the Noteholders having any ability to directly affect such transactions.

Competition with other lenders may affect the Company’s profitability.

Because of the nature of the Company's business, the Company's profitability will depend to a large degree on the future availability of capital. In particular, the Company will compete with private lenders, institutional lenders and others engaged in the mortgage lending business, many of whom have greater financial resources and experience than the Company.

The competitive conditions of private lending may affect the Company’s profitability and business.

Some of the general competitive conditions in private lending include competing with other lenders with regards to fees, interest rates, reputation and/or quality of service. These conditions may affect the Company’s profitability and ability to make, fund, originate, acquire and/or purchase loans. Furthermore, other private lenders, institutional lenders and others engaged in the mortgage lending business may differ in their loan to value guidelines and criteria, which may affect the Company’s competitiveness with regards to its ability to make, fund, originate and/or acquire certain loans or the geographic area where it makes, funds, originates or acquires a loan, or the value and type of underlying property it is able to secure as collateral for a loan.

The key personnel not required to devote full-time to the business of the Company.

The Company’s key personnel and its officers and directors are not required to devote their respective individual capacities full time to the Company's affairs, but only such time as the affairs of the Company may reasonably require.

No restriction preventing the Company or its affiliates from competing with one another by investing or sponsoring investments similar to those of the Company.

Though they currently have no intention to do so, there is no restriction preventing the Company or any of its affiliates, principals, officers, directors or management from competing with one another by investing in collateral liens or sponsoring the formation of other investment groups like the Company. The Company may make decisions that may at times favor persons other than the Company. Unless otherwise mandatorily required to the contrary by applicable law, the Company and its affiliates, principals and management are exonerated from any liability for investment opportunities given to other persons, including (without limitation) affiliates.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Delays in the participation in the investment yield by Investors may occur.

There may be a delay between the time subscription funds are accepted from Investors and the time when such funds are deposited into the Company and begin to participate in the investment yield offered herein. Such delays may result from the Company having to verify an Investor’s suitability and admissibility as a Noteholder, delays while the Company raises the Minimum Offering Amount, and/or delays in depositing an Investor’s contribution into the Company’s main operating account as a result of lack of availability of Loans to fund by the Company immediately upon an Investor making a contribution to the Company. After the Minimum Offering Amount has been raised, any delays between the time subscription funds are accepted and the time when such funds are deposited into the Company shall not be longer than fifteen (15) days.

Management and investment practices of the Company are not regulated by Federal or State authorities.

The management and investments of the Company are not supervised or regulated by any Federal or State legal or regulatory authority, except to the extent that the Offering will be qualified by the SEC and cleared by state regulators. In addition, the Company’s lending activities and investments in properties are not regulated and supervised by state authorities in at least the states of Pennsylvania, Maryland, and New Jersey. The Company will not be required to obtain a lending license since it will not make any consumer purpose loans. Lending licensing requirements will vary from state to state. Notwithstanding the foregoing, if required by a state, the Company will obtain all licenses prior to making or funding a Loan.

While the Company will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of lending laws which may result in legal fees and damage awards that would adversely affect the Company and its ability to pay Noteholders.

Investment in the Company involves certain tax and ERISA risks Investors should be aware of.

An investment in the Company involves certain tax risks of general application to all investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts and other tax-exempt investors. (See “Income Tax Considerations” and “ERISA Considerations” below).

Loan defaults and foreclosures may occur which could potentially adversely affect the profitability of the Company its ability to repay Noteholders.

The Company will invest in Loans and take the risk that borrowers will default on those loans and other risks that lenders typically face, some of which are detailed in this Offering. Loans may be made to borrowers who do not qualify for loans from more traditional sources of financing, such as (without limitation) borrowers who are in default under other obligations or in bankruptcy or who not have sources of income that would be sufficient to qualify for loans from other lenders (including but not limited to, banks and savings and loans associations). Loans may generally provide for a monthly payment from the borrower followed by a “balloon” payment at the loan’s maturity. Borrowers may be unable to pay such a balloon payment and are compelled to refinance the balloon amount into a new loan. Fluctuations in the interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower’s ability to refinance their loans at maturity.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The Company will generally look to the underlying property securing the loan to determine whether to make the loan to the borrower and, to a lesser extent, the credit rating a borrower has. Nonetheless, borrowers will need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Company originates or purchases.

To determine the fair market value of the property securing the loan, the Company will primarily rely on an appraisal, the Company’s opinion of value of the property, or other similar opinion. Appraisals are a judgment of an individual appraiser’s interpretation of a property’s value. Due to the differences in individual opinions, values may vary from one appraiser to another. Furthermore, the appraisal is merely the value of the real property at the time the loan is originated. Market fluctuations and other conditions could cause the value of real property to decline over time.

If the borrower defaults on the loan, the Company may take the deed in lieu of foreclosure or be forced to purchase the property at a foreclosure sale. If the Company cannot quickly sell the real property and the property does not produce significant income, the profitability and ability to repay the Company will be adversely affected.

Due to certain provisions of State law that may be applicable to all real estate loans, if real property security proves insufficient to repay amounts owing to the Company, it is unlikely that the Company will be able to recover any deficiency from the borrower.

Finally, the recovery of sums advanced by the Company in making or investing in mortgage loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower has the ability to delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan. It can be assumed that such delays and the costs associated therewith will reduce the profitability of the Company.

The possible repeal of state usury limits could affect the Company’s profitability and cash flow.

To the extent that any Loans are arranged by or through a mortgage lending license and are therefore generally exempt from the otherwise applicable state’s usury limitation, should this exemption be repealed, the Company may no longer be able to originate loans in excess of the usury limit, potentially reducing its return on investment or forcing it to limit its lending activities or otherwise burdening its profitability and cash flow.

Certain real estate properties may be at risk as a result of certain losses being uninsured, underinsured or not insurable.

The Company intends to maintain comprehensive insurance coverage of the type and amount it believes is customarily obtained by any lender of real estate. There are, however, certain types of losses, generally of a catastrophic nature, such as earthquakes, war and floods, that may be uninsurable or not economically insurable from which the real estate properties may be at risk. In addition, because of coverage limits and deductibles, insurance coverage in the event of a substantial loss may not be sufficient to pay the full current market value or current replacement cost of the underlying investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it unfeasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to its real estate properties. Additionally, the Company does not intend to require mortgage insurance on Loans, which would protect the Company from losses due to defaults by borrowers.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Fluctuations in interest rates may affect the profitability of the Notes and Noteholders may not be able to liquidate their investment to take advantage of higher available returns.

Mortgage interest rates are subject to abrupt and substantial fluctuations and the purchase of Notes are a relatively illiquid investment. If prevailing interest rates rise above the average interest rate being earned by Notes, the Noteholders may wish to liquidate their investment to take advantage of higher available returns but may be unable to do so due to restrictions on transfer and withdrawal.

The Company, as a lender, may be exposed to the risks of litigation by a borrower, tenant, or other counter-party as a result of the Loan.

The Company will act in good faith and use reasonable judgment in selecting borrowers and making, purchasing, and managing the Loans. However, as a lender the Company is exposed to the risk of litigation by a borrower, tenant or other counter-party for any warranted or unwarranted allegations regarding the terms of any transaction or the actions or representations of the Company in making, managing or foreclosing on Loans. It is impossible to foresee the allegations that a party will bring against the Company, but the Company will use its best efforts to avoid litigation if, in its sole and absolute discretion, it is in the best interests of the Company. If the Company is required to incur legal fees and costs to respond to any lawsuit, the costs and fees could have an adverse impact on the Company’s cash flow and profitability.

Participation with other parties in a Loan may result in lack of control as to when and how to enforce a loan default.

While the Company does not expect to participate in transactions with other parties, there is a possibility that it may do so. When participating in Loans with other lenders the Company may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders or owners, other lenders or owners may have varied amounts of input into such decision-making process, including (without limitation) the ultimate decision-making power on if and when to enforce a default. There is no certainty as to who will be a lead lender or lead investor (as applicable) in a situation where the Company participates in ownership of a Loan with another entity.

There are risks of government actions against the Company for alleged violations of lending laws (and other law) which may result in high legal fees and damage awards.

While the Company will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of (without limitation) mortgage lending laws which may result in legal fees and damage awards that would adversely affect the applicable entity.

Risks of leveraging the Company’s asset portfolio include assigning a portion of or the entire Company’s asset portfolio as security for obtaining additional capital.

The Company may borrow funds from any third party sources (including, but not limited to, lenders and investors) to fund investments in Loans and properties. These additional sources of capital may be secured by Loans and assets held by the Company. In order to obtain such additional capital, the Company may assign part or its entire asset portfolio to the lender or investor. Such money may bear interest at a variable rate, whereas the Company may be making fixed rate loans. Therefore, if prevailing interest rates rise, the cost of money could exceed the income earned from that money, thus reducing the Company’s profitability or causing losses.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Risks of real estate ownership that could affect the marketability and profitability of the properties.

There is no assurance that the Company’s owned properties will be profitable or that cash from operations will be available for distribution to the Noteholders. Because real estate, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of property interests. The marketability and value of the properties will depend upon many factors beyond the control of the Company, including (without limitation):

•	changes in general or local economic conditions;

•	changes in supply of or demand for competing properties in an area (e.g., as a result of over-building);

•	changes in interest rates;

•	the promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;

•	condemnation and other taking of property by the government;

•	unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a property difficult;

•	unexpected environmental conditions;

•	the financial condition of tenants, ground lessees, ground lessors, buyers and sellers of properties;

•	changes in real estate taxes and any other operating expenses;

•	energy and supply shortages and resulting increases in operating costs or the costs of materials and construction;

•	various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and

•	imposition of rent controls.

There are a number of risks involved in investing in development, redevelopment and undeveloped properties.

The Company anticipates that it will invest in existing properties that require varying degrees of development. In addition, some properties may be under construction or under contract to be developed or redeveloped. Properties that involve development or redevelopment will be subject to the general real estate risks described above and will also be subject to additional risks, such as unanticipated delays or excess costs due to factors beyond the control of the Company. These factors may include (without limitation):

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

•	strikes;

•	adverse weather;

•	earthquakes and other "force majeure" events;

•	changes in building plans and specifications;

•	zoning, entitlement and regulatory concerns, including changes in laws, regulations, elected officials and government staff;

•	material and labor shortages;

•	increases in the costs of labor and materials;

•	changes in construction plans and specifications;

•	rising energy costs; and

•	delays caused by the foregoing (which could result in unanticipated inflation, the expiration of permits, unforeseen changes in laws, regulations, elected officials and government staff, and losses due to market timing of any sale that is delayed).

Delays in completing any development or renovation project will cause corresponding delays in the receipt of operating income and, consequently, the distribution of any cash flow by the Company with respect to such property.

There are risks associated with buying contaminated Properties.

The Company may acquire or invest in properties with known environmental conditions for the purpose of remediating the contamination. Following completion of the remediation, such properties would generally be resold to a developer. Such investments would generally be made only in conjunction with an operating partner with specific expertise in such properties and only where the Company believes that the liabilities associated with owning an interest in such a property can be appropriately protected against through insurance, indemnification or otherwise.

Although not likely, properties invested in by the Company that may not comply with the Americans with Disabilities Act and other changes in governmental rules and regulations could have adverse consequences to the Company’s profitability.

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could have adverse consequences to the Company.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

CONFLICTS OF INTEREST

The following is a list of all presently known potential conflicts of interest between Company and each of its principals, directors, officers and/or affiliates. More specifically, conflicts of interest may arise in the following situations: (1) loan origination fees and Company profitability, (2) loan servicing by the Company, (3) allocation of management time, services, and functions between various existing CFI and the Company and/or its Affiliates, (4) purchase, sale, hypothecation of the Loan between the Company and its Affiliates, (5) conflicts with entities organized for similar purposes as the Company, (6) competition with Affiliates, (7) sale of properties to Affiliates, and (8) those resulting from the relationship between the principals of CFI and the Company.

The Noteholders must rely on the general fiduciary standards (as and if applicable) and other duties which may apply to such principals, directors, officers and affiliates to prevent unfairness by any of the aforementioned in a transaction with consequences for the Noteholders. It is expected that numerous transactions will occur between the Company and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed. ALL PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT NOTEHOLDERS WILL HAVE ABSOLUTELY NO DIRECT INTEREST, CONTROL, VOTING RIGHTS OR INVOLVEMENT IN THE BUSINESS, AFFAIRS OR GOVERNANCE OF THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD UNDERSTAND THAT SELF-DEALING AND AFFILIATE-AFFILIATE TRANSACTIONS WILL ROUTINELY OCCUR AS A RESULT OF THE MATTERS CONTEMPLATED HEREIN. ALL PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN INDEPENDENT LEGAL COUNSEL TO REVIEW AND ADVISE THEM WITH RESPECT TO THIS OFFERING AND OFFERING CIRCULAR.

Conflicts of Interest arising from doing business with CFI.

The Company intends to conduct most of its business of funding, making, acquiring, and/or purchasing Loans from loans that are originated by CFI, who is the manager and parent company of the Company. CFI is owned by Jeff Cella and Tim Messerli, and CFI is the sole member of the Company. CFI previously had an offering of notes, similar to this Offering, whereby CFI raised capital in order to invest in loans and acquire properties or portfolios of properties. CFI’s previously offering of notes was exempt from registration under Rule 506 of Regulation D of the Act. Since the Company will solely be funding Loans that are originated by CFI, this may result in the principals of the Company engaging in transactions that are not to the best advantage of the Company and could be perceived as more financially advantageous to CFI. In addition, CFI will underwrite and process all of the Company’s Loans and said Loans will be made to third party borrowers. Notwithstanding the foregoing, the Company intends to invest in those loans that are in best interests of the Company and the loans will have terms that are commercially reasonable and advantageous to the Company.

Lastly, the majority of the conflicts of interest may largely result from having to allocate management time, services and functions between the Company and CFI as well as deciding which business will be engaged by CFI or the Company, and not necessarily from one transaction being more advantageous to CFI and not the Company.

Loan Fees were not determined through arm’s-length negotiations.

None of the compensation set forth under “Sources of Income to the Company” was determined through arm's-length negotiations. Any change in such fees may have a direct, adverse effect upon the fees that borrowers will pay to the Company, and thus, may reduce the overall profitability and cash flow of the Company. This conflict of interest will exist in connection with every Loan the Company makes.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The Company will receive compensation for servicing the Loans, but may use a third party as a loan servicer which may result in higher servicing fees.

As set forth below under “Sources of Income to the Company”, the Company and/or its affiliates may receive compensation for servicing the Loans. The Company has reserved the right to retain other firms in addition to, or in lieu of, the Servicer to perform the various brokerage services, loan servicing and other activities in connection with the Loans. Such other firms may or may not be affiliated with the Company. Loan servicing firms not affiliated with the Company may or may not provide comparable services on terms more favorable to the Company.

The Company and each of its principals, directors, officers or affiliates, may engage, for their own account or for the account of others, in other business ventures similar to that of the Company.

The Company and each of its principals, directors, officers or affiliates, may engage, for their own account or for the account of others, in other business ventures similar to that of the Company. Neither the Company nor any Noteholder shall be entitled to any interest therein or therefrom.

The Company may have conflicts of interest in allocating management time, services and functions between various existing companies, the Company and any future companies which it may organize as well as other business ventures in which it or its managers, principals, directors, officers and/or affiliates may be or become involved.

The Company and each of its principals, directors, officers or affiliates, may sell, buy or hypothecate loans (use loans as collateral for another loan) to each other and make a profit without the assistance of independent review or assessment.

The Company and each of its principals, directors, officers or affiliates, may sell, buy or hypothecate loans (use loans as collateral for another loan) to each other, provided that such loans meet the underwriting criteria set forth above. The Company or any of its managers, principals, directors, officers and/or affiliates, may make a profit on the sale of an existing Loan to an affiliated individual or entity. There will be no independent review or assessment of the value of such Loans.

The Company, CFI and their affiliates, may join with other entities in joint venture or co-ownership in certain loans or in the ownership of real property.

The Company and its principals, directors, officers or affiliates, may join with other entities organized for similar purposes as partners, joint venturers or co-owners under some form of ownership in certain loans or in the ownership of real property. The interests such other individuals/entities may conflict and all such individuals/entities may not be able to resolve such conflicts in a manner that serves the best interests of the Company and/or Noteholders.

The Company or any of its Affiliates are not restricted from competing with the Company and may freely compete with the Company.

There is no restriction preventing CFI or any of its affiliates, officers, directors or management from competing with the Company by investing in collateral liens or sponsoring the formation of other investment groups like the Company to invest or otherwise participate in similar areas. Subject only to limitations mandatorily imposed by corporate law, CFI and its affiliates, officers, directors and/or management may freely compete with or against the Company.

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JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The Company may sell foreclosed properties to Affiliates and the transaction will be subject to conflicts of interest since the Company will have an interest in both parties to the transaction.

In the event that the Company becomes the owner of any real property by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the Company may, but is not required to, arrange a sale to persons or entities affiliated with it or controlled by it, (e.g. to a limited liability company formed by the Company). The Company will be subject to conflicts of interest in arranging such sales since it will represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. No assurance can be given that the sale price for property would be fair, reasonable or negotiated at ‘arms-length’.

SOURCES OF INCOME TO THE COMPANY

The principal sources of the Company’s revenues are listed below. CFI will explore other sources of revenues as operations continue. Any and all of the Company’s revenues, including those set forth below, shall be used towards paying the Company’s obligations to the Noteholders. Any remaining income shall be paid to CFI as compensation for services rendered. Any income retained for purposes of a loss reserve shall be determined and established by CFI, at its sole and absolute discretion.

Form of Compensation	Estimated Amount or Method of Compensation

Income from Loans

LOAN ORIGINATION FEES	Loan origination fees are collected from borrowers. Such fees generally average between one and ten percent (1-10%) depending on market conditions and different types of loans. Most commonly, such fees represent three to four percent (3%-4%) of the value of the Loan. In many cases, up to one hundred percent (100%) of these loan origination fees will be shared with mortgage brokers and other referral sources. Loan origination fees shall be payable to the Company. Loan origination fees will generally be collected in installments, with some amounts being due up-front and the remainder being collected at settlement.

INTEREST ON LOANS	The Company will also earn interest income from loans made by the Company. Borrowers will pay interest to the Company on a monthly basis on the full amount of their indebtedness. The Company will generally attempt to charge borrowers a higher interest rate (“spread”) than the rates paid to Noteholders in this Offering.

LOAN EXTENSION AND MODIFICATION FEES	Loan extension and modification fees are collected from borrowers and payable to the Company. Such fees are typically between one and three percent (1-3%) of the original loan amount, but could be higher depending on market rates and conditions.

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LOAN PROCESSING, LOAN DOCUMENTATION AND SIMILAR FEES	Loan processing and loan documentation and other similar fees are collected from the borrower and payable to the Company at prevailing industry rates.

OTHER LOAN FEES

The Company will earn other loan fees as follows:

One Hundred Percent (100%) of each of the following:

(1)   All late payment fees incurred by borrowers on loans;

(2)   All default interest incurred by borrowers on defaulted loans;

(3)   All prepayment penalties incurred by borrowers; and

(4)   All forbearance fees, extension fees and all other fees incurred by borrowers.

REAL ESTATE COMMISSIONS	CFI or its affiliates may earn real estate commissions to list and sell real estate that the Company has acquired. Such entities may earn up to eight percent (8%) for such a sale.

Income from Properties

SALE OF PROPERTY

Additional sources of income to the Company will be from the potential purchase, rehabilitation and resale of Company owned properties. The Company will purchase properties that can be rehabilitated and resold for profit.

The Company may purchase properties at a discount to current (or projected) fair market value and subsequently seek to sell these properties at a higher price. This also includes acquiring distressed properties and properties in rehabilitation and subsequently selling them at a higher price. The Company will purchase and otherwise invest in distressed properties and properties tied to nonperforming notes in order to remodel, improve, develop, rehabilitate these properties and either (1) hold and sell the property, or (2) sell the property for profit. The Company does not intend to invest in properties for the purpose of leasing such properties, except as described in “Properties Acquisition Guidelines and Polices” above.

PROPERTY RENTAL	The Company may hold and lease properties if market conditions negatively affect the Company’s ability to sell properties for profit. The Company will hold the property until it is able to sell it for profit. Thus, the Company may earn income derived from the lease payments made by tenants on a monthly basis.

REAL ESTATE COMMISSIONS	CFI or its affiliates may earn real estate commissions to list and sell real estate that the Company has acquired. Such entities may earn up to eight percent (8%) for such a sale.

Any and all of the Company’s revenues, including those set forth above, shall be used towards paying the Company’s debt obligations (if any) and obligations to the Noteholders. Any remaining income shall be paid to CFI as compensation for services rendered. Any income retained for purposes of a loss reserve shall be determined and established by CFI, at its sole and absolute discretion. In addition, CFI is not charging an asset management fee. Any income CFI earns (directly or indirectly) will come from the revenue generated from the Loans the Company funds and/or the properties the Company acquires and resells (or leases as applicable), after payment of the Company’s debt obligations (if any) and obligations to Noteholders.

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MANAGEMENT

The management information of the Conquest Funding, Inc, the parent and sole member of CF Fund II, LLC is provided below.

Conquest Funding, Inc., the Parent Company

The Company is a wholly owned subsidiary of CFI. CFI is a privately-owned company and has been in operations since November of 2009, primarily as a consulting services and loan servicer company. Prior to becoming the parent company of CF Fund II, LLC, CFI specialized in purchasing and/or originating loans to/from borrowers who sought short term financing for acquisition and renovation of properties. CFI also engaged in the acquisition of properties. Currently, CFI intends to manage the day to day operations of the Company, including managing the lending activities of the Company. As it applies to Loans, CFI will underwrite, process, assemble and/or obtain all necessary information required to make a funding decision on any loan request. It is presently anticipated that all Loans will be serviced (i.e., loan payments collected and other services relating to the loan) by the Company through a third-party servicing software called “The Mortgage Office”. As it applies to properties, CFI presently intends to manage the acquisition, development, construction, leasing, management and sale of the various properties acquired by the Company.

In addition, the Company has been utilizing and may utilize funds from CFI, which has agreed to advance funds to allow the Company to operate its business including paying for offering costs, filing fees and professional fees. CFI will not charge any management fees to the Company and will not charge any compensation directly to the Company.

CFI’s chief executive officer and director is Jeffrey Cella. CFI’s senior vice president and chief operating officer is Timothy Messerli. The Company will hire additional officers, directors and employees once sufficient resources have been acquired to support the costs for such positions. The Company has hired a loan officer to. support the growth of the Company and provide a level of management depth. The role of the loan officer is to help manage the daily flow of activities between prospects, wholesalers/brokers and existing borrowers and to provide a second level of oversight as well as generate additional business for CFI.

The following individuals comprise the officers and directors of CFI as of the date of this Offering Circular:

Key Personnel - Biographies of Directors, Executives Officers, and Significant Employees of CF Fund II, LLC

Jeffrey A. Cella

President and Chief Executive Officer of Conquest Funding, Inc., Parent Company of the LLC

Jeff has worked in the commercial lending business for a significant number of years, most of those years as a commercial lender for various regional and national banking institutions. He has underwritten many types of commercial loans from small real estate loans to large multimillion dollar commercial and industrial projects. Jeff started his first private equity fund in 2011 with the Conquest Fund targeting the residential real estate investor looking for purchase and rehab loans. Conquest Fund generated over $10 million in loans during that time and never missed an interest payment to any investor. Jeff was also a principal and a key member in starting three other private equity funds with a well-known real estate broker and investor, Donald Wenner of DLP Realty. Jeff served as Senior Vice President and Chief Financial Officer and was key in bringing the fund concept to Don and creating DLP Capital Advisors, a fund management company. While Jeff enjoyed that process he was looking to do something a little different.

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He has always believed that the ability to invest in private investments should be available to everyone, not just Accredited Investors. Upon discovering Regulation A, Jeff decided to create a new offering to invite everyone to participate in this opportunity. He also wanted to widen the scope beyond purchase and rehab loans. Jeff has now created a new offering designed to attract not just the small real estate investor, but also commercial bridge financing opportunities. Jeff’s years of experience in the commercial lending business has allowed him to develop a substantial number of relationships with investors, borrowers and loan brokers.

Jeff is a graduate of Kutztown University holds Bachelors of Science degree in Economics. Jeff’s banking career has provided him with experience in high level service, professionalism and integrity, which he has brought to the private equity business along with a focus on outstanding service and attention to detail. In addition to his many years of lending experience, he is also a real estate investor and owns several single family and multi-family investment properties.

Jeff is responsible for the day to day operations of the Company and is the senior loan officer of the Company. Jeff will utilize his extensive relationships with the financial community to seek additional staff members as the company grows.

Employment History:

Beginning and End Date	Company	Position	Description	Approx. Hours per Week

May 2011 – Present	Conquest Funding, Inc. (CFI)	Chief Executive Officer	President, manage all aspects of the company, from raising capital to managing the loan portfolio. Responsibilities include accounting, financial management, operations, loan origination, loan underwriting, loan approval, documentation, and investor relations.	As needed.

March 2015 – June, 2017	Quaint Oak Bank	Commercial loan originator	Generate commercial lending opportunities that meet the Bank’s policies and guidelines.	As needed.

August 2012 – March 2015	DLP Capital Advisors	SVP/Interim CFO	Responsibilities included working with CEO to develop three private equity funds, financial projections, setting up lending company processes and procedures, financial analysis of the borrowers, project analysis, and loan documentation. Along with capital raising, loan origination and investor relations.	40 hours.

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May 2008 – Present	Conquest Properties, LLC	Managing Member	Manage daily operations of the company including overseeing investments in different properties.	40 hours.

April 2004 – August 2012	Embassy Bank (Lehigh Valley Branch)	Vice President/Commercial Lending Officer	Responsible for all aspects of the commercial lending process: loan origination, loan structuring, financial analysis, loan approvals, portfolio management, loan presentation to the Board of Directors, delinquency management, workout and asset recovery.	40 hours.

Timothy Messerli

Senior Vice President and Chief Operating Officer, Inc., Parent Company of the LLC

For several years, Tim had played a major role in the establishment and growth of the company and is co- owner of CFI. As Senior Vice President and Chief Operating Officer for Conquest Funding, Inc., he has personally inspected most of the properties financed by CFI and will continue to be involved in the property inspection process.

Tim is a Fordham University graduate holding a Bachelor of Science Degree in Accounting.

Tim has an extensive background in management, construction management, finance, budgeting, strategic planning, sales and marketing and human resources. His background includes a diverse skill set ranging from Internal Auditor, National Bank of North America, New York, New York, Director of Operations with Bohlen-Reis Inc. General Contractor in Great Barrington, Massachusetts; Mortgage Consultant, IPI Skyscraper Mortgage Corp., Englewood Cliffs New Jersey; President of The MTR Group LLC, a business consulting company located in Allentown PA.

Tim’s experience with construction, business planning and sales along with his attention to detail is a tremendous asset to CFI. His role involves all aspects of the business from overseeing the inspection process to working closely with borrowers, raising capital, marketing and developing the overall strategic vision of the company.

Employment History:

Beginning and End Date	Company	Position	Description	Approx. Hours per Week

September 2015 – Present	Conquest Funding, Inc.	Senior Vice President and Director	Assist in the management of the company. Responsibilities include accounting, financial management, operations, loan origination, loan underwriting, loan approval, documentation, and investor relations.	40 hours.

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September 2013 – Present	The FGC Group, LLC	Owner and President	Manage and oversee all aspects of the company’s business including engaging in the rehabilitation and resale of properties in Lehigh County, Pennsylvania.	As needed.

November 2011 – Present	The MTR Group, LLC	Owner and President	Manage all aspects of the company’s business which include managing rental properties in Baltimore, Maryland	As needed.

November 2011– Present	The EKC Group LLC	Owner and President	Manage all aspects of the company’s business which include managing rental properties in Baltimore, Maryland	As needed.

January 2011 – Present	Independent	Real Estate Investor	Fix and flip properties in Allentown, Pennsylvania and actively rehab, manage rental property portfolio in Baltimore, Maryland.	As needed.

January 2011 – September, 2015	Conquest Funding, Inc.	Independent Consultant	Advise on construction, business planning and sales to CFI.	As needed.

Compensation of Managers and Executive Officers of CF Fund II, LLC (together with all predecessors, parents, subsidiaries, and affiliates)

Name	Capacities in which Compensation was Received[1]	Cash Compensation Paid in 2018[2]	Expected Cash Compensation to be Earned in 2019[3]	Other Compensation[4]	Total Compensation
Jeffrey A. Cella	President and Chief Executive Officer of Conquest Funding, Inc.	$50,000	$100,000	$20,000	$170,000
Timothy Messerli	Senior Vice President and Director of Conquest Funding, Inc.	$50,000	$100,000	$20,000	$170,000

1.  The Company has no officers or directors. It is managed and wholly owned by Conquest Funding, Inc., a Pennsylvania corporation. CFI is not charging an asset management fee and any income it earns (directly or indirectly) will come from any fees and interest paid on the loans the Company funds and/or the properties the Company acquires, as reported in the audit dated December 31, 2018.

2.   In 2018, Jeffrey A. Cella received a salary of $50,000 and Timothy Messerli received a salary of $50,000 for managing the operations of CFI. No portion of this compensation was paid by CF FUND II, LLC.

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3. The numbers presented above in “Cash Compensation to be Earned in 2019” are projections and serve as an example only. These numbers may increase or decrease depending on the volume of loans generated by the Company. Notwithstanding the foregoing, the numbers presented above were calculated based on the following assumptions: Time frame (May 1, 2019 to December 31, 2019, a total of 8 months), capital raised through the sale of Notes: Total capital $8,000,000, amount of capital deployed into loans: $8,000,000. Based on these assumptions the following income would be earned by the Company: (1) interest income from loans $640,000 (assumes 12% interest rate paid by borrowers), origination fees and points: $240,000 (assumes 3 points paid by borrowers), total income: $880,000. From the $880,000, payments to Noteholders would be $480,000 (assumes Notes with an average interest rate of 9%), equity retained in the Fund $40,000 with the remaining being paid to CFI ($360.000). CFI would pay the following expenses: (1) Operating expenses: $45,000, (2) General and Administrative expenses: $90,000, Legal and Accounting Expenses: $25,000, total expenses: $160,000. Net income to CFI: $200,000 to be paid to Jeffrey A. Cella and Timothy Messerli as principals of CFI, equally, $100,000 each (paid indirectly by CF Fund II, LLC). The principals of CFI do not have a set salary.

4. For the 2019-year CFI estimates that it will pay Jeffrey A. Cella and Timothy Messerli a compensation $20,000 (each) for managing the operations of CFI. No portion of the $20,000 compensation was paid from, or will be paid from the income generated by CF FUND II, LLC.

CFI’S ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with our financial statements and the related notes. Unless otherwise indicated, the results discussed below are as of December 31, 2018. The audited financial statements included in this filing as of December 31, 2018.

Overview

CF FUND II, LLC is a Pennsylvania limited liability company formed on August 20, 2015 to (i) primarily fund, make, acquire, and/or purchase Loans originated by CFI; and (ii) secondarily to fund, finance, acquire, purchase, develop, remodel, repair, rent and/or sell real property, including distressed properties, located across the United States (focusing on Pennsylvania, Maryland and New Jersey).

The Company is taxed as a partnership under the Internal Revenue Code and a similar section of the state code. CFI, the sole member of the Company, is taxed based on the Company’s taxable income. As a partnership, the Company is also not subject to Pennsylvania corporate income tax. As of December 31, 2018, no income tax returns have been filed with federal, state and local governmental authorities, and no provision for liability for federal or Pennsylvania income taxes has been included in the financial statements.

The Company is managed by, and is a wholly owned subsidiary of Conquest Funding, Inc., a Pennsylvania corporation. CFI has the authority to make all decisions regarding the Company’s investments in Loans and properties, subject to the limitations set forth in this Offering Circular (see “Lending Standards and Policies” and Property Acquisition Guidelines and Standards” above). CFI will continue to service all of the Company’s Loans using the servicing software called “The Mortgage Office” which manages borrower information and record keeping, and bills and processes Loan payments from borrowers. The software also calculates and makes interest payments due to investors and provides various reporting for monthly and year-end statements and additional areas of support where needed.

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The Company does not have any employees, nor does it intend to hire any employees that will be directly compensated by the Company.

Offering Results

The Company has offered, and will continue to offer up to $20,000,000 in Notes in any given Twelve (12) month period. As of March 20, 2019 the Company has raised approximately $3,076,306 by selling 25 Notes to investors. Accordingly, $16,923,694.00 in Notes remains available for sale to investors under this Offering.

The Company does not intend to list its Notes for trading on a stock exchange or other trading market.

Interest Payments to Noteholders

Provided the Company has sufficient available cash flows, the Company makes monthly interest payments to Noteholders based on the interest rate payable to the Noteholder under his, her or its Promissory Note. Annual interest rates payable to Noteholders who own Notes varied from 8.00% to 10.00%, as of December 31, 2018.

The first interest payment distribution made to a Noteholder was on June 8, 2018. The Company has made monthly interest payments to its current Noteholders as of the close of business day of March 25, 2019. As of March 25, 2019 the Company has paid $120,109.00 as interest payments to current Noteholders who elected to receive monthly distributions. Noteholders who elected to reinvest their interest payments did not receive any monthly cash distributions and such payments are reinvested and will be paid at maturity of the Note (see “General Terms of the Notes and Offering– Interest” above). (Please refer to Notes in the Financial Statements of the Company).

Significant Accounting Policies

The Company’s accounting policies have been prepared on the accrual basis of accounting in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP are reflects all significant receivables, payables and other liabilities. The preparation of the financial statements in conformity with GAAP requires CFI to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. CFI believes that it has made these estimates and assumptions in an appropriate manner and in a way that accurately reflects the financial condition of the Company. CFI continuously evaluates these estimates and assumptions using its experience and knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from these estimates as future events occur. If CFI’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements.

Please refer to Note 2 – Significant Accounting Policies, included in the Company’s financial statements, for a more thorough discussion of the Company’s accounting policies and procedures.

Sources of Operating Revenues and Cash Flows

The Company expects to continue to primarily generate revenues from the interest received from the Loans, loan origination fees and points, plus fees charged for appraisals and inspections, and secondarily from its investments in properties (through the purchase, remodeling, and resale of the property for profit and in some instances, from leasing the property). The appraisal fees are the cost the Company will incur and in turn charge the borrower to obtain a third party appraisal on a property. The Company conducts three (3) to four (4) inspections on an average project. (See “Sources of Income to the Company”). The Company will consider the borrower’s credit history, experience, financial condition, along with the amount of money the borrower is putting into the transaction. The excess profits of the Company will flow to the Parent Company.

Please refer to Note 2 – Significant Accounting Policies – Revenue Recognition included in the Company’s financial statements, for a more thorough discussion of the Company’s accounting policies and procedures.

CFI intends to retain some portion of the profit in the Company to create a loss reserve (the “Loan Loss Reserve”) to sustain the Company in the event the Company suffers a loss due to one or more Loan defaults and it was unable to fully recover all the principal of the Loan. The exact amount of the Loan Loss Reserve is evaluated by CFI on a regular basis and is based on CFI’s periodic review of the collectability of the Loans in light of historical experience, the type and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay a Loan, estimate value of any underlying collateral and prevailing economic conditions. As of December 31, 2018, there was no allowance for a Loan Loss Reserve.

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Please refer to Note 2 – Significant Accounting Policies – Allowance for Loan Losses included in the Company’s financial statements, for a more thorough discussion of the Company’s accounting policies and procedures.

Results of Operations

For the annual period ending on December 31, 2018, the Company had total net income of approximately $78,507 and total operating expenses of $130,282 (inclusive of interest expenses payable to Noteholders).

The Company has made investments in a total of Twenty Three (23) Loans with a total aggregate principal amount of $2,173,106, as of December 31, 2018. All Loans were first-position Loans made to borrowers and were secured by either single-family residential/multi-family residential property or commercial properties.

Income

As of December 31, 2018, the Company has received $115,332 as interest income from its investments in Loans, $34,239 in Loan origination fees, $8,937 in Loan servicing fees, and $50,281 in Loan participation interest income.

Expenses

The expenses the Company will incur are those associated with interest paid to the Noteholders. As of December 31, 2018, the Company had $129,672 as interest expense, and $610 as “other expenses”. The expenses for salaries, operations, advertising, audits, etc. will be paid by CFI.

Please refer to the Company’s financial statements to review in greater detail.

Asset Management Fees

CFI does not charge any management fees to the Company and will not charge any compensation directly to the Company. Typically fund managers receive 1%, 2%, and even 3% right off the top for raising capital before any profit is generated with the capital raised. Because this Offering is open to both accredited and non-accredited investors, the Company believes it has an even greater responsibility to all the investors to only be paid after the fund produces a profit.

Liquidity and Capital Resources

The Company’s cash balance as of December 31, 2018 is $336,938.00.

The Company requires capital to fund its investment activities and operating expenses. The Company’s capital sources may include net proceeds from this Offering, cash flow from operations, income received from Loans and properties, and other term borrowings.

The Company is dependent upon the net proceeds from this Offering to conduct operations and primarily originate, fund and/or otherwise invest in Loans and properties. The Company intends to continue to offer Notes to Investors and raise capital operate pursuant business plan. The Company anticipates that proceeds from the Offering will provide sufficient liquidity to meet future funding commitments and costs of operations as of December 31, 2018. Further, the Company has been utilizing and may utilize funds from CFI, which has agreed to advance funds to allow the Company to operate its business including paying for offering costs, filing fees and professional fees. (See “Operational Plan”, “Description of the Business of CF Fund II, LLC”, and “Lending Standards” above.)

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As of December 31, 2018, the Company has no outstanding debt other than what it owes to Noteholders under the Notes. However, the Company may employ, and has the flexibility to, employ leverage. Leverage may be obtained through a combination of senior financings on the Loans and/or property assets. (See “Lending Standards and Policies” above.)

Outlook and Recent Trends

CFI believes that the near and intermediate-term market for investment in Loans and properties is compelling from a risk-return perspective. CFI continues to believe that the Company’s investment strategy, combined with the experience and expertise of CFI’s management team, will provide opportunities to originate investments with attractive returns and reduced risk due to its ability to foreclose on a Loan and obtain title to the property securing the Loan. However, there is no guarantee the Company’s original Loan investment would be recovered by selling the underlying property (if the Company successfully forecloses the Loan and obtains title to the property securing the Loan). (See “Risk Factors” above.)

Off-Balance Sheet Arrangements

As of December 31, 2018 the Company had no off-balance sheet arrangements.

Related Party Transactions

For further information regarding “Related Party Transactions” please refer to Note 7, Related Party Transactions” in the Company’s financial statements.

Risks and Uncertainties

The Company is exposed to borrower default risk related to its investments in Loans. In the event of borrower default, the Company forecloses on the Loan in order to receive title to the property and attempt to sell the property to recover its investment in the Loan. However, there is no guarantee that the original Loan amount will be recovered by selling the underlying property (if the Company successfully forecloses the Loan and obtains title to the property securing the Loan). (See “Risk Factors” above.)

Commitment and Contingent Liabilities

As of December 31, 2018, there are no current matters that would have a material effect on the Company’s financial position or result of operations.

Subsequent and Recent Developments

No events to report.

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Number of Investors Allowed in this Offering

Reg A Tier 1 allows issuers to raise capital from up to five hundred (500) non-accredited investors and two thousand (2000) Accredited Investors. This will allow the Company to raise funds from a broader investor base. The fundraising goal is Twenty Million Dollars ($20,000,000). The Company reserves the right to increase the Maximum Offering Amount, subject to a post-qualification amendment with the SEC.

Operational Plan

Marketing & Sales

Phase I – The marketing and sales will initially be handled by the principals and those staff members they hire as needed. Both Jeffrey Cella and Timothy Messerli have extensive contacts in the local business community with loan brokers, bankers, real estate agents, real estate wholesalers, property managers, investors, networking groups etc. and will tap those resources first. CFI will be actively looking for borrowers and investors at the same time with a simple message of providing value to our investors and borrowers through quick response times, creative solutions, and understanding the people behind the projects. CFI will also use a web based marketing effort and utilizing the resources and client base from local investment advisors. Phase II may be a larger campaign through direct mail, email, public events, radio spots and printed media, as allowed in each state where the Company is raising capital, to generate a larger awareness that this investment in available to both accredited and non-accredited investors.

Investor and Borrower operations

CFI uses a third party servicing software called “The Mortgage Office” to manage the investor and borrower information and record keeping. The software calculates and makes interest payments due to investors, bill and process Loan payments from borrowers, provide various reporting for monthly and year-end statements and provide additional areas of support where needed.

Jeff is primarily responsible for investor relations and borrower underwriting and Loan approval, Loan documentation and settlements. Tim’s primary function is asset protection in the field, making sure the properties fit our guidelines, the borrower’s rehab estimates are reasonable, and the projects are getting completed in a reasonable time frame. He is also the onsite inspector for many of these properties providing his insight and knowledge regarding each property we take as collateral. Tim also coordinates the use of other professional personnel such as architects, engineers, safety inspectors, environmental experts for larger commercial transactions where we may need these services. Tim is actively engaged in developing investors and borrowers as part of our overall marketing strategy.

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CFI has hired administrative support person. These expenses are all paid for through CFI and not directly from the Company.

LEGAL PROCEEDINGS

Neither the Company nor any of its directors or officers, are now, or within the past five (5) years have been, involved in any material litigation or arbitration.

INCOME TAX CONSIDERATIONS

Federal Income Tax Aspects

The following discussion generally summarizes the material federal income tax consequences of an investment in the Company based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to prospective Investors with respect to their investment in the Company. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, the Company or the Investors may be subject to state and local taxes in jurisdictions in which the Company may be deemed to be doing business.

ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN THE COMPANY AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE COMPANY. EACH PROSPECTIVE INVESTOR/SHAREHOLDER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the state and local tax consequences of an investment in the Company is beyond the scope of this discussion. Prospective Noteholders are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file.

IRS Audits

Returns filed by the Company are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to corporations. An audit of the Company’s return may lead to adjustments which adversely affect the federal income tax treatment of Notes and cause Noteholders to be liable for tax deficiencies, interest thereon and penalties for underpayment. An audit of the Company’s tax return could also lead to an audit of their individual tax return that may not otherwise have occurred, and to the adjustment of items unrelated to the Company. Prospective investors should make their determination to invest based on the economic considerations of the Company rather than any anticipated tax benefits. Furthermore, the IRS has taken the position in Temp. Reg. 1.163-9T that any interest on income taxes owed by an individual is personal interest, subject to limitations on deduction, regardless of the nature of the activity that produced the income that was the source of the tax.

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Understatement Penalties

The Company will be subject to a substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of 20% on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The Company strongly advises prospective investors to consult with their own tax advisor to be sure that they fully evaluate the proposed tax treatment of Company as described herein.

Accounting and Reports

Annual reports concerning the LLC’s business affairs, including the LLC’s annual income tax return, will be provided to Noteholders who request them in writing. CFI may, at its sole and absolute discretion, designate any person to provide tax and accounting advice to the LLC, at any time and for any reason.

CFI presently intends to maintain the LLC’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intends to use the accrual basis method of reporting income and losses for federal income tax purposes. CFI reserves the right to change such methods of accounting upon written notice to Noteholders. After the LLC reaches One Million Dollars ($1,000,000) in assets under management, CFI further intends, at its sole and absolute discretion, to obtain audited financial statements to be distributed to the Noteholders on an annual basis.

ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Notes. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the prospective investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Units, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

52

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account (“IRA”), other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)          sales or exchanges of property;

(b)          lending of money or other extension of credit;

(c)          furnishing of goods, services or facilities; and

(d)          transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)          deals with plan assets for his own account,

(b)          acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)          receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)          fiduciaries;

(b)          persons rendering services of any nature to the plan;

(c)          employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)          spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)          employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)          entities in which any of the above-described parties hold interests of 50% or more; and

53

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

(g)          10% or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in the Company

If a prospective investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Company is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Notes.

Prospective investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Company as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Company assets will not be considered plan assets if less than 25% of the value of the Notes is held by Employee Benefit Plans and Other Benefit Arrangements.

The Company anticipates that if any investor is an Employee Benefit Plan subject to ERISA, the Company will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the 25% limit is not exceeded. Because the 25% limit is determined after every subscription or redemption, the Company has the authority to require the redemption of all or some of the Notes held by any Investor that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Notes, in the sole opinion of the Company, could result in the Company being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in the Company, the Company anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the 25% limit. This may cause the underlying assets of the Company to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Offering Circular is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, prospective investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Notes and as to potential changes in the applicable law.

54

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

LEGAL MATTERS

As of the date of this filing, the Company has retained Buchalter, a Professional Corporation of Irvine, California (“Buchalter”) to advise it in connection with the submission of this Offering, the Promissory Note, the Subscription Agreement and any other documents related thereto. Buchalter has not been retained to represent the interests of any Investors or Noteholders in connection with this Offering. All investors that are evaluating or purchasing Promissory Notes should retain their own independent legal counsel to review this Offering, the Offering Circular, the Promissory Note, the Subscription Agreement and any other documents and matters related whatsoever to this Offering, and to advise them accordingly.

ADDITIONAL INFORMATION AND UNDERTAKINGS

The Company undertakes to make available to each prospective investor every opportunity to obtain any additional information from the Company necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. This additional information includes, without limitation, all the organizational documents of the Company, recent financial statements for the Company and all other documents or instruments relating to the operation and business of the Company and material to this offering and the transactions contemplated and described in this Offering Circular.

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of Allentown, Pennsylvania.

CF Fund II, LLC

/s/ Jeffrey Cella

By: Jeffrey A. Cella, President and CEO of Conquest Funding, Inc.,
a Pennsylvania corporation, Parent Company of
CF Fund II, LLC, a Pennsylvania limited liability company.

Date: June 12, 2019

55

CF Fund II, LLC

December 31, 2018

Audited Financial Statement

CF Fund II, LLC

Table of Contents

December 31, 2018

Independent Auditors’ Report

To the Member

CF Fund II, LLC

Allentown, Pennsylvania

We have audited the accompanying financial statements of CF Fund II, LLC, a Pennsylvania limited liability company, which comprise the balance sheet as of December 31, 2018, and the related statements of income and changes in member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to CF Fund II, LLC’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CF Fund II, LLC’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Member

CF Fund II, LLC

Allentown, Pennsylvania

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CF Fund II, LLC as of December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Supplementary Schedule - Loan Concentrations and Characteristics is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Pleasant Hill, California	Spiegel Accountancy Corp.
January 25, 2019	Certified Public Accountants

CF Fund II, LLC

Balance Sheet

December 31, 2018

ASSETS

Assets
Cash	$153,376
Restricted Cash	183,562
Mortgage Loans Receivable	2,173,106
Mortgage Loans Receivable Pledged to Secured Loan Participations	2,526,000
Mortgage Interest Receivable	23,634
Total Assets	$5,059,678
LIABILITIES AND MEMBER’S EQUITY
Liabilities
Notes Payable Accrued Interest	$41,547
Deferred Mortgage Loan Origination Fees	84,247
Deferred Mortgage Loan Interest	6,667
Notes Payable	2,367,710
Secured Loan Participations	2,526,000
Total Liabilities	5,026,171
Total Member’s Equity	33,507
Total Liabilities and Member’s Equity	$5,059,678

See Notes to Financial Statements

CF Fund II, LLC

Statement of Income and Changes in Member’s Equity
Year Ended December 31, 2018

Revenues:
Mortgage Loan Origination Fees	$34,239
Mortgage Interest Income	115,332
Loan Participations Interest Income	50,281
Mortgage Loan Servicing Fees	8,937
Total Revenues	208,789
Operating Expenses:
Interest Expense	79,391
Secured Loan Participations Interest Expense	50,281
Other Expense	610
Total Operating Expenses	130,282
Income Before Income Taxes	78,507
Provision for Income Taxes	—
Net Income	78,507
Member’s Equity - Beginning of Year	1,000
Member’s Distributions	(46,000)
Member’s Equity - End of Year	$33,507

See Notes to Financial Statements

CF Fund II, LLC

Statement of Cash Flows
Year Ended December 31, 2018

Cash Flows From Operating Activities:
Net Income	$78,507

Adjustment to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Amortization of Deferred Origination Fees	(34,239)
Change in Operating Assets and Liabilities:
Origination of Mortgage Loans Receivable	(6,126,868)
Collections of Mortgage Loans Receivable	1,427,762
Mortgage Interest Receivable	(23,634)
Notes Payable Accrued Interest	41,547
Deferred Mortgage Loan Origination Fees	118,486
Deferred Mortgage Loan Interest	6,667
Net Cash Used by Operating Activities	(4,511,772)
Cash Flows From Financing Activities:
Proceeds from Notes Payable	2,367,710
Proceeds from Secured Loan Participations	2,526,000
Proceeds from Officer Loan	50,000
Repayment of Officer Loan	(50,000)
Member Distributions	(46,000)
Net Cash Provided by Financing Activities	4,847,710
Net Increase in Cash	335,938
Cash and Restricted Cash - Beginning of Year	1,000
Cash and Restricted - End of Year	$336,938

Supplementary Disclosure of Cash Flow Information:
Non-Cash Transaction:
Transfer from Mortgage Loans Receivable to Mortgage
Loan Receivable Pledged to Secured Loan Participations	$2,526,000

Cash Paid During the Year for:
Interest Expense	$37,844

Income Taxes	$—

See Notes to Financial Statements

CF Fund II, LLC

Notes to Financial Statement

December 31, 2018

NOTE 1 -	SUMMARY OF ORGANIZATION

Organization

CF Fund II, LLC (the “Company”), a wholly-owned subsidiary of Conquest Funding, Inc. (“CFI”), was formed on August 20, 2015. The Company was formed primarily to fund loans with interest rates ranging from 9.00% to 15.00% that are underwritten by CFI. The loans are secured by real property. As opportunities arise, the Company may also purchase real property to develop, repair, remodel, rent and/or sell. Operations are conducted primarily in Pennsylvania and New Jersey.

Debt security interests are offered to investors through its $20 million Tier I Regulation A+ filing, under the Securities Act of 1933, which expires on March 28, 2019. While the Company formed in 2015, it did not start to raise capital through the issuance of promissory notes until after the approval of the Regulation A+ Tier I filing on March 28, 2018.

General Company Provisions

The Company is managed by Conquest Funding, Inc., the Company’s sole and managing member. The rights, duties and powers of the managing member are governed by the Company operating agreement.

The managing member, acting alone, has the power and authority to act for and bind the Company.

Term and Offering of the Company

The Company will continue in perpetuity unless the managing member chooses to dissolve it.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and reflect all significant receivables, payables and other liabilities. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates as future confirming events occur.

CF Fund II, LLC

Notes to Financial Statement

December 31, 2018

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restricted Cash

The Company has set aside operating cash to fund existing rehabilitation loan commitments.

Mortgage Loans Receivable

Mortgage loans receivable are recorded at their outstanding unpaid principal balance with interest thereon being accrued as earned. The Company loans will have varying terms at the discretion of the managing member. Most Company loans will generally have a term of 1 year or less and will generally provide for monthly payments of interest with a “balloon payment” at the end of the term. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the underlying collateral.

Mortgage Loans Receivable Pledged to Secured Loan Participations

The Company periodically engages in loan participations with third parties whereby it originates a mortgage loan receivable and provides a portion of the loan to the third party. In exchange, the Company receives cash, contingent liability for a portion of the loan participation in the event of default, and retention of a portion the original loan interest rate (“interest rate strip”) for the remaining life of the loan.

Since a contingent liability exists, and an interest rate strip is retained for the life of the loan, the Company is considered to have an ongoing obligation with the loan participation, and is therefore required to reflect it as both an asset and liability for U.S. GAAP financial statement reporting purposes. The Company is also required to reflect the gross value of the related interest income and expense for financial statement reporting purposes under U.S. GAAP. The asset is reflected as mortgage loan receivable pledged to secured loan participations, and the liability is reflected as secured loan participations, in the accompanying balance sheet. Loan participations interest income and secured loan participations interest expense are reflected in the accompanying statement of income and changes in member’s equity.

CF Fund II, LLC

Notes to Financial Statement

December 31, 2018

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses

Loan losses will be charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, will be credited to income. The allowance for loan loss is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. At December 31, 2018, there was no allowance for loan losses.

Deferred Mortgage Loan Origination Fees

Loan mortgage origination fees, which include origination points generally between 2.00% and 3.00% that are amortized over the life of the loan. These fees are included in deferred mortgage loan origination fees on the accompanying balance sheet.

Revenue Recognition

Mortgage interest income on performing loans is recognized as revenue when earned according to the contractual terms of the loan.

Mortgage loan extension and modification fees are amortized on a straight-line basis over the extension loan period calculated annually.

Mortgage loan servicing fees, which comprise rehabilitation inspection, wire transfer, recording and other fees, are recognized as the service is performed.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value.

CF Fund II, LLC

Notes to Financial Statement

December 31, 2018

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

The 3 levels are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own financial model using assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

Due to their short-term nature, the carrying values of cash, mortgage interest receivable and deferred mortgage loan interest approximate their fair values at December 31, 2018. At December 31, 2018, no long-term assets or liabilities were recorded at fair value.

Income Taxes

The Company is a partnership under the Internal Revenue Code and a similar section of the state code. Conquest Funding, Inc., the sole member of the partnership, is taxed based on the Company’s taxable income. As a partnership, the Company is also not subject to Pennsylvania corporate income tax. As of December 31, 2018, no income tax returns have been filed with federal, state and local governmental authorities, and no provision or liability for federal or Pennsylvania income taxes has been included in the financial statements.

Recently Issued Accounting Pronouncements

Accounting Standard Issued but Not Yet Effective

Credit Losses - In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13 Financial Instruments Credit Losses (Topic 326). Prior to this pronouncement, generally accepted accounting principles required use of the incurred loss method for recognizing credit losses in the reserve. The incurred loss method recognizes a credit loss when it is probable that a loss has been incurred. The new guidance replaces the incurred loss method with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.

CF Fund II, LLC

Notes to Financial Statements
Year Ended December 31, 2018

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

Accounting Standard Issued but Not Yet Effective (Continued)

Credit Losses (Continued) - Management is in the process of evaluating this guidance, but does not believe it will have a significant impact on the financial statements of the Fund. The effective date of this ASU was delayed by ASU 2018- 19 Codification Improvements to Topic 326, Financial Instruments - Credit Losses until interim and annual periods beginning after December 15, 2021, with early adoption allowed one year earlier.

Fair Value Measurement - In August 2018, the FASB issued ASU 2018-13 Disclosure Framework (Topic 820) - Changes to the Disclosure Requirements for Fair Value Measurement, which is effective for interim and annual periods beginning after December 15, 2019. This guidance removes or modifies various disclosures relating to the activity or reconciliations of Level 1, Level 2, and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019.

NOTE 3 -	CASH AND RESTRICTED CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limits. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances may exceed insured amounts.

NOTE 4 -	MORTGAGE LOANS RECEIVABLE

2018
Mortgage loans receivable consists of notes to individuals and companies, secured by mortgages, bearing interest ranging from 11.00% to 13.00% per annum with a balloon payment at maturity. These notes have original maturity dates ranging from November 2018 through January 2020.	$2,356,668

Less: Rehabilitation Loan Commitments	(183,562)
Mortgage Loans Receivable, Net	$2,173,106

CF Fund II, LLC
Notes to Financial Statements
Year Ended December 31, 2018

NOTE 4 -	MORTGAGE LOANS RECEIVABLE (CONTINUED)

No loans were modified for the year ended December 31, 2018, and no mortgage loans were in default.

At December 31, 2018, the Company has outstanding rehabilitation loans of $962,800, of which $779,238 is funded with a commitment to fund an additional $183,562. These commitments will be funded primarily by existing liquid assets.

NOTE 5 -	MORTGAGE LOANS RECEIVABLE PLEDGED TO SECURED LOAN PARTICIPATIONS

The Company had the following mortgage secured loan participation activity for the year ended December 31, 2018:

Secured Loan Participations Proceeds	$	_

Secured Loan Participation Repayments		2,526,000
		_
Ending Balance		$2,526,000

During the year ended December 31, 2018, the Company engaged in loan participations to third parties amounting to $2,526,000 from security interests in mortgage loans amounting to $3,001,000. The Company retained the security interest in the mortgage loans amounting to $475,000 at December 31, 2018. In the event of a loan participation default, third parties do not have recourse to other assets of the Company. The Company has a contingent liability of approximately $400,000 at December 31, 2018 in the event a specific loan participation defaults and there is not sufficient collateral to fully cover the third party’s secured loan participation and the cost to sell the underlying collateral.

The secured loan participations have an interest rate of 10.00% and are payable from January 3, 2019 to October 29, 2019. Interest expense was $50,280 for the year ended December 31, 2018. Loan participation revenue related to the secured loan participation was $43,614 for the year ended December 31, 2018.

CF Fund II, LLC

Notes to Financial Statements
Year Ended December 31, 2018

NOTE 6 -	NOTES PAYABLE

As of December 31, 2018, the Company has $2,367,710 in secured notes payable to investors with interest rates ranging from 8.00% to 10.00%. The maturity dates of the notes payable range from July 2020 to December 2021.

The following schedule presents the maturity schedule of notes payable as of December 31,

Year	Outstanding Principal
2020	$150,000
2021	2,217,710
$2,367,710

NOTE 7 -	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2018, the Company borrowed $50,000 from an officer of the Company, which was repaid. The borrowing was unsecured and bore interest at 9.0%. Interest for the year ended December 31, 2018 was $37 and is included in interest expense on the accompanying statement of income and changes in member’s equity.

NOTE 8 -	RISKS AND UNCERTAINTIES

In the normal course of its business, the Company is exposed to default risk related to its investment loan portfolio. In the event a borrower defaults on a Company loan, the Company is normally able to foreclose on the loan, receive title to the underlying property and attempt to sell the property to recover its investment. However, there is no guarantee that the original investment will be recovered.

NOTE 9 -	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2018, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10 -	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 25, 2019, the date the financial statement was available to be issued, and there were no events to report.

Supplementary Schedule

CF Fund II, LLC

Supplementary Schedule - Loan Concentrations and Characteristics
December 31, 2018

The loans are secured by recorded mortgages. Outstanding loan characteristics are as follows:

Number of Secured Loans Outstanding	23
Total Secured Loans Outstanding	$2,173,106
Average Secured Loan Outstanding	$94,483
Average Secured Loan as Percent of Total Secured Loans	4.35%
Largest Secured Loan Outstanding	$400,000
Largest Secured Loan as Percent of Total Secured Loans	18.41%
Number of Counties Where Securities are Located	5
Largest Percentage of Loans in One County	52%
Number of Secured Loans in Foreclosure	—
Amount of Secured Loans in Foreclosure	$—
Number of Secured Loans Past Due 90 Days or More	—
Amount of Secured Loans Past Due 90 Days or More	$—
The following categories of secured loans were held:
First Mortgages	$2,173,106
$2,173,106
The following categories of secured loans were held:
Single-Family Residential	$1,112,206
Multi-Family Residential	585,900
Commercial	475,000
$2,173,106

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